UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
S
CHEDULE
14A
I
NFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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Finward Bancorp

(Name of Registrant as Specified In Its Charter)

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9204 Columbia Avenue

Munster, Indiana 46321

(219) 836-4400

Notice of Annual Meeting of Shareholders

To Be Held on May 21, 2026

To the Shareholders of Finward Bancorp:

We cordially invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Finward Bancorp, an Indiana corporation (the “Bancorp”), to be held on Thursday, May 21, 2026, commencing at 9:00 a.m., Central Daylight Time. The Annual Meeting will be held completely as a virtual meeting of shareholders instead of an in-person meeting. You may attend the meeting online, submit questions, and vote your shares electronically during the meeting via the internet at www.virtualshareholdermeeting.com/FNWD2026. To enter the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on the accompanying proxy card. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of three directors of the Bancorp to serve three-year terms expiring in 2029;

2.	Ratification of Auditors. Ratification of the appointment of Forvis Mazars, LLP as independent registered public accountants for the Bancorp for the year ending December 31, 2026;

3.

Advisory Vote on Compensation. A non-binding advisory vote regarding the executive compensation of the Bancorp’s named executive officers disclosed in this proxy statement, commonly referred to as a “Say on Pay” proposal; and

4.	Other Business. Other matters as may properly come before the meeting or at any adjournment.

You can vote online at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on March 20, 2026.

We urge you to read the enclosed proxy statement carefully so you will have information about the business to come before the Annual Meeting or any adjournment. Please sign, date, and return the accompanying proxy promptly in the postage-paid envelope furnished for that purpose, or follow the related internet or telephone voting instructions. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

A copy of our Annual Report for the fiscal year ended December 31, 2025, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

David J. Kwait
Senior Vice President, Chief Risk Officer, General Counsel and Secretary

Munster, Indiana

April 3, 2026

It is important that you return your proxy promptly. Therefore, whether or not you plan to attend the Annual Meeting online, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, or follow the related internet or telephone voting instructions.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2026

The Notice of Annual Meeting of Shareholders, the Proxy Statement,

Annual Report, and 2025 Form 10-K are available at www.proxyvote.com

i

ii

9204 Columbia Avenue

Munster, Indiana 46321

(219) 836-4400

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on May 21, 2026

The Board of Directors of Finward Bancorp, an Indiana corporation (the “Bancorp”), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held completely virtually at 9:00 a.m., Central Daylight Time, on May 21, 2026, and at any adjournment of the meeting. You may attend the meeting online, submit questions, and vote your shares electronically during the meeting via the internet at www.virtualshareholdermeeting.com/FNWD2026. The Bancorp’s principal asset consists of 100% of the issued and outstanding shares of common stock of Peoples Bank (the “Bank”). We expect to first mail this proxy statement and the form of proxy to our shareholders on or about April 13, 2026.

ITEMS OF BUSINESS

At the Annual Meeting, shareholders will:

●	vote on the election of three directors to serve three-year terms expiring in 2029;

●	ratify the selection of Forvis Mazars, LLP as auditors for the Bancorp for 2026;

●	hold a non-binding advisory vote regarding the executive compensation of the Bancorp’s named executive officers disclosed in this proxy statement; and

●	transact any other matters of business that properly come before the meeting.

We do not expect any other items of business because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.

VOTING INFORMATION

Who is entitled to vote?

Shareholders of record at the close of business on March 20, 2026, the record date, may vote at the Annual Meeting. On the record date, there were 4,330,486 shares of the Bancorp’s common stock, without par value (“Common Stock”) issued and outstanding, and the Bancorp had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.

How many votes are required to elect directors?

The three nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee.

How many votes are required to ratify the selection of Forvis Mazars, LLP as independent registered public accountants for the Bancorp for 2026?

More votes cast in favor of this proposal than are cast against it are required to ratify Forvis Mazars, LLP as the Bancorp’s auditors for 2026. Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to approve, on an advisory basis, the executive compensation of the Bancorp’s named executive officers?

More votes cast in favor of this proposal than are cast against it are required to approve, on a non-binding advisory basis, the executive compensation of the Bancorp’s named executive officers. Abstentions and broker non-votes will have no effect on the advisory vote on executive compensation.

How do I vote my shares?

If you are a “shareholder of record,” you can vote by mailing the enclosed proxy card or by following the related internet or telephone voting instructions. The proxy, if properly signed and returned to the Bancorp, or otherwise properly submitted, and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf “FOR” the three nominees for director listed below, “FOR” the ratification of Forvis Mazars, LLP as auditors of the Bancorp for 2026, “FOR” the approval of the executive compensation paid to the Bancorp’s named executive officers, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxies.

If you have shares held by a broker or other nominee, you may instruct the broker or nominee to vote your shares by following the instructions the broker or nominee provides to you. If you do not submit specific voting instructions to your broker or nominee, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” The proposal to ratify Forvis Mazars, LLP as our auditors for 2026 is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. However, brokers will not have discretion to vote your shares on the election of directors or the advisory vote on the compensation of the Bancorp’s executive officers. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees and the advisory vote on the executive compensation of the Bancorp’s named executive officers.

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Can I change my vote after I have mailed my proxy card?

You have the right to revoke your proxy at any time before it is exercised by (1) notifying the Bancorp’s Corporate Secretary (David J. Kwait, 9204 Columbia Avenue, Munster, Indiana 46321) in writing, (2) delivering a later-dated proxy, or (3) attending the Annual Meeting online and voting electronically (attendance at the online meeting will not, by itself, revoke a proxy).

Can I vote my shares at the meeting?

We will not be holding an in-person Annual Meeting. Rather, the meeting will be completely virtual and will be held at the time and internet address mentioned in the Notice of Annual Meeting of Shareholders included with these materials. If you are a shareholder of record, you may attend the meeting online and vote your shares electronically during the meeting via internet at www.virtualshareholdermeeting.com/FNWD2026. You will need the information printed in the box marked by the arrow on the accompanying proxy card and you should follow the instructions provided when you login. However, we encourage you to vote in advance by proxy card even if you plan to attend the online meeting.

If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

The holders of over 50% of the outstanding shares of Common Stock as of the record date must be present electronically or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2026, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Bancorp’s Common Stock and as to the shares of the Common Stock beneficially owned by the persons named in the “Summary Compensation Table” (referred to in this proxy statement as “Named Executive Officers”) and by all directors and executive officers as a group. Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding such ownership with the Bancorp and the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on such reports, management knows of no persons, other than as set forth in the table below, who owned more than 5% of the Common Stock at April 1, 2026. Individual beneficial ownership of shares by the Bancorp’s directors is set forth in the table below under “Proposal 1 – Election of Directors.” Unless otherwise noted below, the address of each director and executive officer is c/o Finward Bancorp, 9204 Columbia Avenue, Munster, IN 46321.

Name and Address of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding(1)

Executive Officers and Certain Directors

Benjamin J. Bochnowski	404,245(2)	9.33%

Robert T. Lowry	29,643(3)	*

Todd M. Scheub	18,766(4)	*

Benjamin L. Schmitt	5,953(5)	*

All current directors and executive officers as a group (13 persons)	568,382(6)	13.13%
Other Beneficial Owners of More than 5% of the Common Stock

Bochnowski Family Group(7)	404,245(7)	9.33%

AllianceBernstein L.P.	403,704(8)	9.32%

PL Capital Advisors, LLC	356,292(9)	8.23%

* Under 1% of outstanding shares.

(1)

For each individual or group disclosed in the table above, the figures in this column are based on 4,330,486 shares of Common Stock issued and outstanding as of April 1, 2026, plus the number of shares of Common Stock each such individual or group has the right to acquire on or within 60 days after April 1, 2026, computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(2)	Includes shares of Common Stock beneficially owned by the Bochnowski Family Group. See footnote 7 below.
(3)

Includes 7,315 shares held jointly with Mr. Lowry’s spouse, 2,478 shares held in his individual retirement account for which he has dispositive and voting power, and 755 shares owned by Mr. Lowry’s spouse in an individual retirement account. Also includes 2,527 shares of restricted stock over which Mr. Lowry has voting but not dispositive power, 15,194 shares purchased by Mr. Lowry under the Profit Sharing Plan as to which Mr. Lowry has dispositive and voting power, and 1,374 shares solely owned.
(4)

Includes 5,275 shares held in trust for which Mr. Scheub has dispositive and voting power, 1,803 shares of restricted stock over which Mr. Scheub has voting but not dispositive power, and 11,688 shares purchased by Mr. Scheub under the Profit Sharing Plan as to which Mr. Scheub has dispositive and voting power.

(5)	Includes 3,053 shares of restricted stock over which Mr. Schmitt has voting but not dispositive power, and 2,900 shares solely owned.
(6)

Includes 28,744 shares held under the Profit Sharing Plan, 7,881 shares of restricted stock granted under the Bancorp’s 2015 Stock Option and Incentive Plan (the “2015 Plan”), and 5,920 shares of restricted stock granted under the Bancorp’s 2025 Omnibus Equity Incentive Plan (the “2025 Omnibus Plan”).

(7)

This information is based on share ownership information provided to the Bancorp by Benjamin J. Bochnowski, as well as information set forth on a Schedule 13D/A filed with the SEC on November 22, 2024 jointly by (i) David A. Bochnowski and his spouse, Ann M. Bochnowski; and (ii) the children of David and Ann Bochnowski, namely Benjamin J. Bochnowski, who is also a director and the President and Chief Executive Officer of the Bancorp, Julia M. Kwait, John M. Bochnowski, and James J. Bochnowski (collectively, the “Bochnowski Family Group”). Effective November 21, 2024, the Bochnowski Family Group entered into the Bochnowski Family Voting Agreement (the “Voting Agreement”) under which each reporting person agreed, individually and in their respective capacities as custodians or trustees of certain family trusts, to vote the Common Stock each holds or has voting control in accordance with the determination of Benjamin J. Bochnowski. To secure each reporting person’s obligation to vote in accordance with Benjamin J. Bochnowski’s direction, each reporting person provided an irrevocable proxy to Benjamin J. Bochnowski to vote their Common Stock. As a result of the entry into the Voting Agreement as described above, the members of the Bochnowski Family Group have disclosed they may be deemed to have formed a “group” for purposes of Section 13(d) of the Exchange Act. Pursuant to Exchange Act Rule 13d-5(b)(1), the Bochnowski Family Group is deemed to beneficially own all of the reported securities owned by the group members; however, each of the members of the Bochnowski Family Group has disclaimed beneficial ownership of the securities directly held by any other member of the Bochnowski Family Group for purposes of Sections 13(d) or 13(g) of the Exchange Act except to the extent such person actually exercises voting or dispositive power with respect to such securities. The reported shares are directly held as follows: (1) 333,995 shares are held by David A. Bochnowski, of which Mr. Bochnowski has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 333,995 shares (which includes 69,482 shares held in Mr. Bochnowski’s individual retirement account, and 264,513 shares that are held jointly with Ann M. Bochnowski, Mr. Bochnowski’s spouse), sole power to dispose or direct the disposition of 69,482 shares (all of which represent shares held in Mr. Bochnowski’s individual retirement account), and shared power to dispose or direct the disposition of 264,513 shares (all of which reflect shares that are held jointly with Ann M. Bochnowski, Mr. Bochnowski’s spouse); (2) 275,352 shares are held by Ann M. Bochnowski, of which Mrs. Bochnowski has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 275,352 shares (which includes 10,839 shares held in Mrs. Bochnowski’s individual retirement account, and 264,513 shares that are held jointly with David A. Bochnowski, Mrs. Bochnowski’s spouse), sole power to dispose or direct the disposition of 10,839 shares (all of which represent shares held in Mrs. Bochnowski’s individual retirement account), and shared power to dispose or direct the disposition of 264,513 shares (all of which reflect shares that are held jointly with David A. Bochnowski, Mrs. Bochnowski’s spouse); (3) 404,245 shares are beneficially owned by Benjamin J. Bochnowski, of which Mr. Bochnowski has the sole power to vote or direct the vote of 28,938 shares (which includes 1,862 shares held by Mr. Bochnowski under the Finward Bancorp Employees’ Savings and Profit Sharing Plan (“ESPP”), 1,349 shares held in Mr. Bochnowski’s individual retirement account, 23,215 shares held by Mr. Bochnowski individually, and 2,512 shares of restricted stock, as to which Mr. Bochnowski has no dispositive power), shared power to vote or direct the vote of 375,307 shares (which includes 3,610 shares held jointly with Mr. Bochnowski’s spouse, and 371,697 shares held by the other members of the Bochnowski Family Group over which Mr. Bochnowski has voting power pursuant to the Voting Agreement), sole power to dispose or direct the disposition of 26,426 shares (which includes 1,862 shares held by Mr. Bochnowski under the ESPP, 1,349 shares held in Mr. Bochnowski’s individual retirement account, and 23,215 shares held by Mr. Bochnowski individually), and shared power to dispose or direct the disposition of 3,610 shares (all of which reflect shares that are held jointly with Mr. Bochnowski’s spouse); (4) 9,302 shares are held by Julia M. Kwait, of which Ms. Kwait has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 9,302 shares (all of which are subject to the Voting Agreement), sole power to dispose or direct the disposition of 9,302 shares, and shared power to dispose or direct the disposition of 0 shares; (5) 8,793 shares are held by John M. Bochnowski, of which Mr. Bochnowski has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 8,793 shares (all of which are subject to the Voting Agreement), sole power to dispose or direct the disposition of 8,793 shares, and shared power to dispose or direct the disposition of 0 shares; and (6) 8,768 shares are held by James J. Bochnowski, of which Mr. Bochnowski has the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 8,768 shares (all of which are subject to the Voting Agreement), sole power to dispose or direct the disposition of 8,768 shares, and shared power to dispose or direct the disposition of 0 shares. A total of 404,245 shares of Common Stock held by the Bochnowski Family Group are subject to the Voting Agreement, pursuant to which Benjamin J. Bochnowski may determine the voting of such shares. The principal business address of each member of the Bochnowski Family Group (except for Benjamin J. Bochnowski) as disclosed in the Schedule 13D/A is P.O. Box 3117, Munster, Indiana 46321. The principal business address of Benjamin J. Bochnowski, as disclosed in the Schedule 13D/A, is c/o Finward Bancorp, 9204 Columbia Avenue, Munster, Indiana 46321.

(8)

This information is based solely on a Schedule 13G/A filed with the SEC on November 13, 2025 by AllianceBernstein L.P., a Delaware limited partnership (“AllianceBernstein”). The reported shares were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein is a majority owned subsidiary of Equitable Holdings, Inc. (“EQH”). AllianceBernstein operates under independent management and makes independent decisions from EQH and its respective subsidiaries, and EQH calculates and reports beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the SEC. The principal business address of AllianceBernstein is 501 Commerce Street, Nashville, Tennessee 37203.

(9)

This information is based solely on a Schedule 13D/A filed with the SEC on September 9, 2024 jointly by (i) PL Capital Advisors, LLC, a Delaware limited liability company and SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (“PL Capital Advisors”); (ii) Richard J. Lashley, a managing member of PL Capital Advisors; (iii) John W. Palmer, a managing member of PL Capital Advisors; and (iv) Martin P. Alwin, a senior analyst at PL Capital Advisors and also a member of the Board of Directors of the Bancorp. The reporting persons above have disclosed they may be deemed to constitute a “group” for purposes of Section 13(d)(3) of the Exchange Act by virtue of their relationships to one another and to the Bancorp. The reported shares are held directly as follows: 354,822 shares are held by various investment partnerships, funds, and managed accounts for which PL Capital Advisors serves as investment manager or advisor, and over which PL Capital Advisors has voting and dispositive power; 470 shares are held by Mr. Palmer, individually; and 1,000 shares are held by Mr. Alwin, individually. PL Capital Advisors, Mr. Lashley, Mr. Palmer, and Mr. Alwin are deemed to beneficially own the reported shares under Rule 13d-3 of the Exchange Act. The principal business address of PL Capital Advisors, Mr. Palmer, Mr. Lashley, and Mr. Alwin is 750 Eleventh Street South, Suite 202, Naples, Florida 34102.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors (the “Board”) currently consists of 10 members. The By-Laws provide that the Board of Directors is to be divided into three classes, with each class containing directors as nearly equal in number as the then total number of directors constituting the entire Board permits. The members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually. The current term of the Class II directors expires at the Annual Meeting. The term of the Class III directors expires at the 2027 Annual Meeting, and the term of the Class I directors expires at the 2028 Annual Meeting.

On February 18, 2026, Danette Garza, a current Class II director, notified the Board of her intent not to stand for re-election as a Class II director of the Bancorp, and to retire as a member of the Board of the Bancorp, upon the expiration of her current term at the 2026 Annual Meeting. Ms. Garza’s decision not to stand for re-election and her retirement from the Board is not related to any disagreement with the Bancorp on any matter relating to the operations, policies, or practices of the Bancorp. In connection with the expiration of Ms. Garza’s current term at the Annual Meeting, the Board nominated Martin P. Alwin to stand for election as a Class II director at the Annual Meeting. Mr. Alwin notified the Board of his intention to resign as a Class I director at the conclusion of the Annual Meeting, contingent upon his election as a Class II director. Mr. Alwin’s decision to resign as a Class I director is solely to facilitate the rebalancing of the Board classes and is not a result of any disagreement with the Bancorp on any matter relating to the operations, policies, or practices of the Bancorp. Upon the effectiveness of Ms. Garza’s retirement, and assuming Mr. Alwin’s election as a Class II director, upon the conclusion of the Annual Meeting the Board of the Bancorp will consist of three Class I directors, three Class II directors, and three Class III directors.

The three nominees for director this year are Benjamin J. Bochnowski, Robert E. Johnson, III, and Martin P. Alwin, each of whom is a current director of the Bancorp. If the shareholders elect these nominees at the Annual Meeting, the terms of Mr. Bochnowski, Mr. Johnson, and Mr. Alwin will expire in 2029. No director or nominee for director is related to any other director or executive officer of the Bancorp or nominee for director by blood, marriage, or adoption. However, Benjamin J. Bochnowski is the brother-in-law of David J. Kwait, the Senior Vice President, Chief Risk Officer, General Counsel and Secretary of the Bancorp and Bank (a non-executive officer position). Except as otherwise described above, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

On March 13, 2026, the Board named Jennifer R. Evans as the next Chairperson of the Board of the Bancorp and the Bank, effective as of the conclusion of the Annual Meeting on May 21, 2026. Ms. Evans will succeed Mr. Gorelick as Chairperson.

The following table provides information on the nominees for Class II director of the Bancorp and for each director continuing in office after the Annual Meeting, and for Director Garza who will not be continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned as of April 1, 2026.

Name	Age	Present Principal Occupation	Director Since	Shares Beneficially Owned on April 1, 2026	Percent of Class(1)
Nominees for Director
(Class II – Term expiring at annual meeting of shareholders in 2029)
Benjamin J. Bochnowski	45	President and Chief Executive Officer of the Bancorp and Chief Executive Officer of Peoples Bank	2014	404,245(2)	9.33%

Robert E. Johnson, III	56	President and Chief Executive Officer of Cimcor, Inc.	2016	3,363(3)	*

Martin P. Alwin	40	Senior Analyst at PL Capital Advisors, LLC	2024	2,345(4)	*

Directors Continuing In Office
(Class III – Term expiring at annual meeting of shareholders in 2027)

Anthony M. Puntillo, D.D.S., M.S.D.	59	Orthodontist and Chief Executive Officer of Puntillo and Crane Orthodontics, PC	2004	5,305(5)	*

Carolyn M. Burke	59	Chief Financial Officer of Exron Capital Inc.	2024	4,384(6)	*

Jennifer R. Evans	67	Retired Banking Executive; Former Executive Vice President, General Counsel and Corporate Secretary of PrivateBancorp, Inc.	2024	434(7)	*
(Class I – Term expiring at annual meeting of shareholders in 2028)
Joel Gorelick	78(8)	Chairman of the Board; Retired; former President and Chief Operating Officer of the Bancorp, Charter Chairman Emeritus of the Lake County Economic Alliance, Inc.	2000	51,595(9)	1.2%

Amy W. Han, Ph.D., MPH	62	Director, Office of Clinical Affairs and Education of Indiana University School of Medicine – Northwest	2008	8,178(10)	*

Robert W. Youman	63	Investment Advisor and Managing Director with Horwitz & Associates	2022	27,119(11)	*
Director Not Continuing in Office

Danette Garza, J.D., M.B.A., C.P.A.	71	Attorney and Certified Public Accountant; Of Counsel at Austgen, Kuiper, Jasaitis, P.C., Crown Point, Indiana	2013	7,053(12)	*

   * Under 1% of outstanding shares.

(1)

For each individual disclosed in the table above, the figures in this column are based on 4,330,486 shares of Common Stock issued and outstanding as of April 1, 2026, plus the number of shares of Common Stock each such individual has the right to acquire on or within 60 days after April 1, 2026, computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(2)	For further information regarding the beneficial ownership of these shares, see footnote 7 to the table above in the section entitled “Security Ownership by Certain Beneficial Owners and Management.”
(3)	Includes 2,929 shares solely owned by Mr. Johnson and 434 shares of restricted stock over which Mr. Johnson has voting but not dispositive power.
(4)

Includes 1,911 shares solely owned by Mr. Alwin and 434 shares of restricted stock over which Mr. Alwin has voting but not dispositive power. Mr. Alwin also may be deemed to be part of a “group” for purposes of Section 13(d)(3) of the Exchange Act with PL Capital Advisors, Richard J. Lashley, and John W. Palmer with respect to the shares of Common Stock beneficially owned by PL Capital Advisors. See footnote 9 to the table above in the section entitled “Security Ownership by Certain Beneficial Owners and Management.”

(5)	Includes 3,378 shares held as trustee, 1,493 shares solely owned by Dr. Puntillo, and 434 shares of restricted stock over which Dr. Puntillo has voting but not dispositive power.
(6)	Includes 3,950 shares solely owned by Ms. Burke and 434 shares of restricted stock over which Ms. Burke has voting but not dispositive power.
(7)	Represents shares of restricted stock over which Ms. Evans has voting but not dispositive power.
(8)

Pursuant to the Bancorp’s Corporate Governance Guidelines, directors are permitted to serve on the Board until they reach the age of 76, at which time they are required to retire from the Board effective as of the conclusion of the annual shareholders meeting following the date on which the director attains age 76. On January 22, 2025, the Nominating and Corporate Governance Committee approved the waiver of the retirement requirement for Director Gorelick so that he may continue to serve until the end of his term as a Class I Director, which term would expire at the Annual Meeting of Shareholders in 2028.

(9)

Includes 832 shares held jointly with Mr. Gorelick’s spouse, 48,558 shares held in Mr. Gorelick’s individual retirement account, 917 shares held by Mr. Gorelick’s spouse in her individual retirement account, 854 shares solely owned, and 434 shares of restricted stock over which Mr. Gorelick has voting but not dispositive power.

(10)	Includes 7,114 shares held jointly with Dr. Han’s spouse, 630 shares solely owned, and 434 shares of restricted stock over which Dr. Han has voting but not dispositive power.
(11)

Includes 22,773 shares held in Mr. Youman’s individual retirement account, 1,221 shares held in Mr. Youman’s ROTH individual retirement account, 2,691 shares held as trustee, and 434 shares of restricted stock over which Mr. Youman has voting but not dispositive power.

(12)	Includes 600 shares held in Ms. Garza’s individual retirement account, 434 shares of restricted stock over which Ms. Garza has voting but not dispositive power, and 6,019 shares solely owned.

Each of the Bancorp’s directors and director nominees has particular experience, qualifications, attributes, and skills that qualify him or her to serve as a director of the Bancorp. These particular attributes are set forth below for each such director or director nominee.

Board Diversity

The chart below details the diversity composition of our current Board members by various self-identified characteristics.

Board Diversity Matrix (as of March 20, 2026)
Total Number of Directors	10
	Female	Male
Part I: Gender Identity Directors	4	6
Part II: Demographic Background
African American or Black	0	1
Alaskan Native or Native American	0	0
Asian	1	1
Hispanic or Latinx	1	0
Native Hawaiian or Pacific Islander	0	0
White	2	4
Two or More Races or Ethnicities	0	0
Did Not Disclose Demographic Background	0

Nominees for Class II Directors – Term Expiring at the Annual Meeting of Shareholders in 2029

Benjamin J. Bochnowski currently serves as President and Chief Executive Officer of the Bancorp and Chief Executive Officer of Peoples Bank. Mr. Bochnowski joined the Bancorp in 2010, became Executive Vice President and Chief Operating Officer of the Bancorp in 2013, was promoted to President and Chief Operating Officer in 2015, and his current role in 2016. Additionally, he served as Chairman of Finward Bancorp in 2023 and as the Chairman of the Indiana Bankers Association in 2024. He also serves on the Boards of One Region, a non-profit business organization focused on economic development; Allies for Community Business, a micro-lending fund focused on providing capital to low-income entrepreneurs in the Chicagoland region; and the Indiana Department of Financial Institutions. Mr. Bochnowski serves as a member of the Executive Committee of the Board of Directors.

Robert E. Johnson, III, currently is the President and Chief Executive Officer of Cimcor, Inc., a position he has held since 1997. Cimcor, Inc. develops cutting edge cybersecurity software to enable companies to maintain IT system integrity, take immediate action to change, and meet compliance regulations. Prior to Cimcor, Mr. Johnson was the manager of business systems for Kvaerner Metals and Manager of Process Automation & Control for Davy McKee Corporation. Mr. Johnson was appointed Chairman of the board of directors for The Methodist Hospitals in 2020. He has been a member of The Methodist Hospitals board since 2009, and has previously served as the Chair of the Finance Committee and as Vice-Chairman of the board. Mr. Johnson is the former Chairman of the board of directors of the Legacy Foundation. He is a member of the Indiana District Export Council (IDEC), a non-profit operating under the auspices of the U.S. Department of Commerce that promotes and supports exporting as a way to strengthen Indiana companies, and is also Vice Chairman of the board of One Region, a regional economic development organization. Mr. Johnson’s cyber security and information technology knowledge and record of community engagement and entrepreneurship add strong expertise and value to the Bancorp’s oversight responsibilities and community banking efforts. Mr. Johnson’s experience, as described above, assists in his role as the Chair of the Risk Management and Compliance Committee, and as a member of the Compensation and Benefits Committee and Executive Committee.

Martin P. Alwin is the Senior Analyst at PL Capital Advisors, LLC, an SEC-registered investment advisory firm. Mr. Alwin is also a Principal and Managing Member of RISE Commercial Self-Storage Fund Managers, LLC. Prior to joining PL Capital, he was a Vice President of Investment Banking for Piper Jaffray & Co. focused on mergers & acquisitions, capital raising, balance sheet management, and other advisory services across the U.S. financial services industry. Mr. Alwin began his career at Raymond James Financial, Inc. Mr. Alwin earned his MBA from the University of Chicago Booth School of Business and a Bachelor of Arts degree from Lawrence University. Mr. Alwin also serves on the board of American Riviera Bancorp (OTCQX: ARBV), a $1.4 billion asset bank holding company headquartered in Santa Barbara, California. He previously served on the board of Community West Bancshares (Nasdaq: CWBC), a $1 billion asset bank headquartered in Goleta, California. Mr. Alwin’s experience as a former investment banker focused on depository institutions, and primarily community bank and bank holding companies, as well as his current experience as an investment analyst and asset manager focused primarily on community banks and bank holding companies, assists in his role as a member of the Audit Committee, Compensation and Benefits Committee, and Risk Management and Compliance Committee.

Class III Directors – Term Expiring at the Annual Meeting of Shareholders in 2027

Anthony M. Puntillo, D.D.S., M.S.D., founded Puntillo and Crane Orthodontics, PC, a dental specialty practice with multiple locations in Northwest Indiana, in 1994. He is the co-owner and senior partner of the practice. He also currently serves as the Secretary/Treasurer of the American Board of Orthodontics, is a past President of the Great Lakes Association of Orthodontists, and is a member of various other orthodontics associations. He is professionally active in the Bank’s communities. His experience and profile assist the Bancorp and the Bank with their business lending strategies. Dr. Puntillo served as the Lead Independent Director for the Bancorp and the Bank from March 2022 to February 2024. Dr. Puntillo serves as the Vice-Chairperson of the Board and the Executive Committee, Chair of the Nominating and Corporate Governance Committee, and a member of the Audit Committee.

Carolyn M. Burke currently serves as the Chief Financial Officer of Exron Capital Inc., an entrepreneurial family-owned private investment firm, a position she has held since 2019. Ms. Burke began her career as a Certified Public Accountant with KPMG in Chicago and has spent her entire career working in the financial services industry. After KPMG, she spent three years at Van Kampen. In 1995, Ms. Burke joined Brinson Partners where she served as Secretary, Treasurer and Vice President of the Brinson Funds. Ms. Burke then moved to the investment side of the business where she spent seven years as Managing Director and Chief Administrative Officer of the UBS Global Asset Management Global Fixed Income Team. In 2009, Ms. Burke joined Mesirow Advanced Strategies where she served as Senior Managing Director and Chief Financial Officer of Mesirow’s $16 billion hedge fund-of-fund business. Ms. Burke received a B.B.A. with a concentration in accounting from the University of Notre Dame, and received her M.B.A. with concentrations in finance and strategy from the University of Chicago Graduate School of Business. Ms. Burke’s finance background and expertise in financial management and strategic planning assists in her role as Vice Chair of the Audit Committee and a member of the Risk Management and Compliance Committee.

Jennifer R. Evans is the former Executive Vice President, General Counsel and Corporate Secretary of PrivateBancorp, Inc. (Nasdaq: PVTB), a Chicago-based bank holding company, and The PrivateBank (now CIBC Bank USA), Chicago, Illinois. She served on the executive leadership team from 2010 until PrivateBancorp’s acquisition by Canadian Imperial Bank of Commerce (CIBC) in 2017. After the acquisition, Ms. Evans remained with CIBC as General Counsel of CIBC’s U.S. Region until her retirement in 2020. During her tenure at CIBC, Ms. Evans served on CIBC’s Global Leadership Team as well as numerous U.S.-based management level committees. Previously Ms. Evans served as Executive Vice President and General Counsel at MAF Bancorp, Inc. (Nasdaq: MAFB), a $12 billion community banking organization serving the greater Chicago area, and Mid America Bank from 2004-2007. She began her career at the law firm Vedder Price where she handled numerous mergers and acquisitions, capital formations and other strategic transactions for banking institutions and other financial services firms. During her career, Ms. Evans was a long-time member of the board of directors of the Girl Scouts of Greater Chicago and Northwest Indiana where she chaired the council’s audit and investment committees and served on the executive committee. Ms. Evans has broad executive leadership and advisory experience in the banking industry, and she brings valuable insights regarding risk oversight, risk management programs, regulatory and compliance matters, board governance and strategic initiatives. In addition, Ms. Evans has expertise in public company financial reporting and bank mergers and acquisitions and is well-versed in executive compensation programs. This experience assists Ms. Evans in her roles as Chair of the Compensation and Benefits Committee, Vice Chair of the Nominating and Corporate Governance Committee, and a member of the Risk Management and Compliance Committee.

Class I Directors – Term Expiring at the Annual Meeting of Shareholders in 2028

Joel Gorelick currently serves as the Chairperson of the Board of Directors of the Bancorp and the Bank. Mr. Gorelick served as President and Chief Operating Officer of the Bancorp until January 2013 when he retired, and has over 50 years of banking experience including retail and commercial banking. He is a previous Director and Chairman of the Audit Committee of the Indiana Economic Development Corporation and a Charter Chairman Emeritus of the Lake County Economic Alliance, Inc. As a result of his service on the Indiana Economic Development Corporation, Mr. Gorelick was presented with the Sagamore of the Wabash award by Governor Eric Holcomb in 2025. He has detailed knowledge of commercial lending facilities as well as the intricacies of daily banking operations. His expertise has been utilized as an instructor for educational seminars offered by the Indiana Bankers Association. He has a high profile within the community and is active in numerous community activities. This experience assists him in his role as Chairperson of the Board and Executive Committee and as an invited guest to the various Board committees.

Amy W. Han, Ph.D., MPH is Director of the Office of Clinical Affairs and Education at Indiana University School of Medicine – Northwest, where she leads clinical education initiatives and institutional partnerships across Northwest Indiana. She holds a Ph.D. in Psychology from the University of Notre Dame and a Master of Public Health from Harvard University. Earlier in her career, Dr. Han worked in management consulting with Norrell Services and AT&T in Chicago, advising organizations on human capital strategy, organizational design, and strategic management. Dr. Han brings expertise to the Board in human capital management, organizational design, and strategic planning. She also contributes leadership experience in governance, workforce development, and regional stakeholder engagement. Dr. Han founded Indiana University’s Scholarly Concentration in Urban Medicine and Health Disparities and has extensive experience collaborating with regional institutions and community organizations across Northwest Indiana. Dr. Han serves as Vice-Chair of the Compensation and Benefits Committee and is a member of the Nominating and Corporate Governance Committee and the Executive Committee.

Robert W. Youman, CPA (Inactive), is an Investment Advisor and Managing Director of Horwitz & Associates, positions he has held since January 2016. He has worked in the securities industry for over thirty years focusing on serving community banks and their investors. Mr. Youman began his career with KPMG LLP where he specialized in audits of community banks. He served as a member of the board of directors of Royal Financial, Inc. and its wholly-owned Illinois state-chartered savings bank subsidiary, Royal Savings Bank, from 2017 to 2022. Mr. Youman lives in Illinois and is familiar with the financial services markets in the Chicagoland area. He also has extensive experience in the areas of community banking, finance, mergers and acquisitions, strategic planning, and wealth management. This experience assists him in his role as the Chairman of the Audit Committee and Vice-Chairman of the Risk Management and Compliance Committee, and as a member of the Nominating and Corporate Governance Committee.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the Class II Director nominees set forth above. Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their proxy cards.

CORPORATE GOVERNANCE

Director Independence

All of the directors except Benjamin J. Bochnowski meet the standards for independence of Board members set forth in the Listing Standards for the Nasdaq Stock Market. Director Benjamin Bochnowski is not independent because he is an employee of the Bancorp. All of the members of the Bancorp’s Audit Committee, Compensation and Benefits Committee, and Nominating and Corporate Governance Committee meet the independence standards set forth in the SEC rules and the Nasdaq Listing Standards.

The Board of Directors of the Bancorp determines the independence of each of the directors under the Listing Standards of the Nasdaq Stock Market, which for purposes of determining the independence of the Audit Committee members also incorporate the standards of the SEC included in Reg. § 240.10A-3(b)(1). Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between the Bancorp or its subsidiaries and the directors, members of their immediate family, or entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.

The non-management directors of the Board meet in executive session without the presence of Benjamin Bochnowski at least twice a year, in accordance with Nasdaq Listing Rule 5605(b)(2) and Nasdaq IM-5605-2.

Leadership Structure of the Board of Directors

The Bancorp’s By-Laws currently provide that the Board may designate a Chairperson of the Board. The Board appointed Joel Gorelick to serve as the Chairperson of the Board in 2024 when the decision was made to separate the roles of the Chief Executive Officer and Chairperson. Mr. Gorelick is not an officer of the Bancorp and has been determined to be an independent director. On March 13, 2026, the Board named Jennifer R. Evans as the next Chairperson of the Board of the Bancorp and the Bank, effective as of the conclusion of the Annual Meeting on May 21, 2026. Ms. Evans will succeed Mr. Gorelick as Chairperson. Ms. Evans is not an officer of the Bancorp and is an independent director.

The Board determined that it is in the best interests of the Bancorp to have two different individuals serve as Chairperson and Chief Executive Officer. The Board believes that this leadership structure, with Mr. Gorelick as Chairperson and Mr. Bochnowski as Chief Executive Officer provides an appropriate balance between the Board leadership role of Chairperson and the management leadership role of Chief Executive Officer. As Chief Executive Officer, Mr. Bochnowski is responsible for carrying out the strategic direction of the Bancorp and oversees the day-to-day operations and performance of the Bancorp. Mr. Gorelick’s role as Chairperson of the Board, provides independent leadership for the Board and serves as the Board’s primary liaison with the Chief Executive Officer to facilitate the Board’s guidance and counsel to management.

Through the Board’s committee structure, the Bancorp receives active and effective oversight of its operations by the Board’s independent directors. The Bancorp’s Risk Management and Compliance, Audit, Nominating and Corporate Governance, and Compensation and Benefits Committees are comprised solely of independent directors. The Board evaluates its board leadership structure and other Board governance policies from time to time as appropriate.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2025, the Board of Directors of the Bancorp met 12 times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Bancorp held while he or she served as director and of meetings of committees on which he or she served during that fiscal year. Under the Bancorp’s Corporate Governance Guidelines, all directors are expected to attend the annual meeting of shareholders, but the Bancorp does not have a formal policy requiring such attendance.

Directors are encouraged to attend the annual meeting of shareholders in person, however virtual attendance is permitted as necessary.

Board Committees

Executive Committee

The Executive Committee of the Board is composed of Directors Joel Gorelick (Chair), Benjamin J. Bochnowski, Amy W. Han, Robert E. Johnson, III, and Anthony M. Puntillo. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular Board meetings, except with respect to the declaration of dividends and other extraordinary corporate transactions. During the year ended December 31, 2025, the Executive Committee met three times.

The Board has approved changes to the committee’s composition, such that effective as of the conclusion of the Annual Meeting the Executive Committee will be composed of Jennifer R. Evans (Chair), Martin P. Alwin, Benjamin J. Bochnowski, Robert E. Johnson, III, Anthony M. Puntillo, and Robert W. Youman.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board consists of Directors Anthony M. Puntillo (Chair), Jennifer R. Evans, Amy W. Han, and Robert W. Youman.

The Board of Directors has adopted a written Charter of the Nominating and Corporate Governance Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. The primary functions of the Nominating and Corporate Governance Committee are to retain and terminate any search firm to be used to identify director candidates; to assess the need for new directors; to review and reassess the adequacy of the Bancorp’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval; to lead the Board in its annual review of the Board’s performance and report its findings to the Board; to recommend to the Board director nominees for each committee of the Bancorp; to review and reassess the adequacy of its written Charter; and to annually review its own performance. The Nominating and Corporate Governance Committee identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race, and age diversity. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts to have a diverse Board of Directors by periodically reviewing the current Board members for geographic, occupational, gender, race, and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Bancorp, and willingness to devote adequate time to Board duties. During the year ended December 31, 2025, the Nominating and Corporate Governance Committee met five times.

The Nominating and Corporate Governance Committee will consider director candidates recommended by the Bancorp’s shareholders. Any such candidates will be evaluated using the same criteria the Committee applies to evaluate other director candidates. A shareholder who wishes to nominate an individual as a director candidate at next year’s annual meeting of shareholders, rather than recommend the individual to the Board as a potential nominee, must comply with the advance notice requirements described under “Shareholder Proposals.”

As part of its responsibilities under the Nominating and Corporate Governance Committee charter, the Committee oversees matters necessary to ensure appropriate and effective governance of the Bancorp, including advising on and recommending the corporate governance provisions reflected in the Bancorp’s articles of incorporation and bylaws. In this regard, the Bancorp’s bylaws provide that the bylaws can only be amended by the Board of Directors, consistent with Indiana law. Indiana law provides that only an Indiana corporation’s board of directors may amend or repeal the corporation’s bylaws, unless otherwise provided in the articles of incorporation. The Nominating and Corporate Governance Committee and the Board believes this adherence to Indiana law is appropriate, reflects effective and efficient corporate governance practices, and properly acknowledges the rights of our shareholders.

The Board has approved changes to the committee’s composition, such that effective as of the conclusion of the Annual Meeting the Nominating and Corporate Governance Committee will be composed of Anthony M. Puntillo (Chair), Joel Gorelick, Amy W. Han, and Robert W. Youman.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, is composed of Directors Robert W. Youman (Chair), Martin P. Alwin, Carolyn M. Burke, Danette Garza, and Anthony M. Puntillo. Ms. Garza will step down as a member of the Audit Committee effective as of her retirement from the Board upon the conclusion of the Annual Meeting. The Audit Committee is comprised solely of independent directors, as defined in the SEC rules and the Nasdaq Listing Standards. The Board of Directors has determined that Director Robert W. Youman is an “audit committee financial expert,” as that term is defined in the Exchange Act.

The Audit Committee oversees the Bancorp’s financial reporting and system of internal controls over financial reporting, and functions as the Board’s liaison with the Bancorp’s independent external auditors. The committee also has responsibility for overseeing the sufficiency of the internal audit function of the Bancorp and Bank. The Audit Committee, along with the external auditors and Director of Audit, monitors remediation of control weaknesses and/or improvements in the audit function. The Audit Committee also monitors and establishes policies designed to promote full disclosure of the Bancorp’s financial condition. The Audit Committee charter is available on the Bancorp’s website at www.ibankpeoples.com. During the year ended December 31, 2025, the Audit Committee met 12 times.

Compensation and Benefits Committee

The Compensation and Benefits Committee is composed of Directors Jennifer R. Evans (Chair), Martin P. Alwin, Danette Garza, Amy W. Han, and Robert E. Johnson, III.

The Compensation and Benefits Committee is comprised solely of independent directors, as defined in the SEC rules and the Nasdaq Listing Standards. The Compensation and Benefits Committee is responsible for reviewing, determining, and establishing the compensation of directors and the salaries, bonuses, and other compensation of the executive officers of the Bank. A written Charter for the Compensation and Benefits Committee is available on the Bancorp’s website at www.ibankpeoples.com. During the year ended December 31, 2025, the Compensation and Benefits Committee met six times. As in prior years, the Compensation and Benefits Committee has continued to consult with Meridian Compensation Partners, LLC (“Meridian”) in determining the compensation of the Bancorp’s directors and executive officers.

Ms. Garza will step down as a member of the Compensation and Benefits Committee effective as of her retirement from the Board upon the conclusion of the Annual Meeting. Effective as of the conclusion of the Annual Meeting the Compensation and Benefits Committee will be composed of Martin P. Alwin (Chair), Carolyn M. Burke, Amy W. Han, and Robert E. Johnson, III.

Risk Management and Compliance Committee

The Risk Management and Compliance Committee is composed of Directors Robert E. Johnson, III (Chair), Martin P. Alwin, Carolyn M. Burke, Jennifer R. Evans, Danette Garza, and Robert W. Youman. Ms. Garza will step down as a member of the Risk Management and Compliance Committee effective as of her retirement from the Board upon the conclusion of the Annual Meeting.

The Committee is responsible for overseeing and reviewing the operation of the Bancorp’s enterprise-wide risk-management framework, reviewing and approving the key risk-management policies of the Bancorp, reviewing the Bancorp’s compliance with applicable banking laws and regulations as well as the results of examinations by bank regulatory agencies, reviewing management reports relating to the allowance for credit losses, material credit risk within the Bancorp’s loan portfolio, and the Bancorp’s loan review process, and reviewing management reports relating to the Bank’s business continuity program as well as cybersecurity risks at the Bancorp. During the year ended December 31, 2025, the Risk Management and Compliance Committee met 13 times.

The Board has approved changes to the committee’s composition, such that effective as of the conclusion of the Annual Meeting the Risk Management and Compliance Committee will be composed of Robert E. Johnson, III (Chair), Martin P. Alwin, Carolyn M. Burke, Joel Gorelick, and Robert W. Youman.
Risk Oversight
The Board of Directors plays an active role in the oversight of credit risk, market risk, operational risk, liquidity risk, and similar risks of the business of the Bancorp. It performs this role primarily through its Committee structure. The Audit Committee of the Bancorp has oversight responsibilities with respect to financial information of the Bancorp, the systems of internal controls established by management and the Board, and accounting and financial reporting processes. The Risk Management and Compliance Committee has oversight responsibilities with respect to enterprise risk management and Bank regulatory and legal compliance, as discussed above. Members of the Audit and Risk Management and Compliance Committees have the opportunity to communicate as needed with the Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Chief Risk Officer and General Counsel, Director of Audit, and Director of Compliance of the Bank as well as the Bancorp’s outside auditor and other directors of the Bancorp. These Committees also are authorized to retain independent counsel and accountants to the extent deemed necessary to assist with their risk oversight responsibilities. In addition, the Compensation and Benefits Committee and Risk Management and Compliance Committee evaluate the compensation programs of the Bancorp to ensure that they do not create incentives among management employees to take undue risks.
Communications with Directors
The Board of Directors of the Bancorp has implemented a process whereby shareholders may send communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Finward Bancorp, Board of Directors, c/o Corporate Secretary, 9204 Columbia Avenue, Munster, Indiana 46321. The Corporate Secretary of the Bancorp has been instructed by the Board to promptly forward all such communications to the specified addressees thereof. All of the Bancorp’s directors then in office attended the Annual Meeting of Shareholders held on May 22, 2025.
Insider Trading Policy
The Board has adopted the Finward Bancorp Insider Trading Policy (the “Insider Trading Policy”), which governs the purchase, sale, and/or other disposition of the Bancorp’s securities by directors, officers, and employees of the Bancorp and its affiliates, together with their immediate family members and other persons living in their households. Among other things, the Insider Trading Policy prohibits, directors, officers, employees, and their associates from trading in the Bancorp’s Common Stock while aware of material, non-public
information regarding the Bancorp. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any applicable Nasdaq rules. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
Employee, Officer, and Director Hedging
In addition to the foregoing provisions, the Insider Trading Policy prohibits a director, executive officer, or employee from entering into any hedging, derivative, or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of the Bancorp’s Common Stock would affect the value of the shares of Bancorp Common Stock owned by the executive officer or director. The Insider Trading Policy provides that examples of prohibited hedging transactions include (i) short-term trading of the Bancorp’s Common Stock (the practice of purchasing and selling shares of the same class of Bancorp stock within a six month period, or vice versa); (ii) short sales of the Bancorp’s Common Stock (the practice of selling a security that the seller does not own); (iii) transactions in put options, call options, or other derivative securities relating to the Bancorp’s Common Stock; (iv) entering into prepaid variable forward sale contracts, equity swaps, exchange funds, or zero cost collars relating to the Bancorp’s Common Stock; and (v) placing standing or limit orders on the Bancorp’s Common Stock. Under the policy, except as otherwise permitted by the Bancorp’s Board, directors, executive officers and other employees also are prohibited from pledging, hypothecating, or otherwise encumbering shares of the Bancorp’s Common Stock as collateral for indebtedness, including holding such shares in a margin account.

The information provided under this Employee, Officer, and Director Hedging section shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Bancorp specifically incorporates this information by reference.

Compensation Recovery Policy

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the SEC adopted a rule directing national securities exchanges to establish listing standards which provide that companies listed on a national securities exchange must adopt a policy providing for the recovery of incentive-based compensation in the event of an accounting restatement based on erroneous data. Under such a policy, compensation would be recovered, or “clawed back,” from any current or former executive officer of the company who received the incentive-based compensation during the three fiscal years preceding the date on which the company is required to prepare the restatement. The amount to be recovered would be the excess of the amount that would have been paid to the executive officer under the restatement. The Bancorp has adopted a Compensation Recovery Policy that incorporates the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and Nasdaq Listing Rule 5608, as mandated by the Dodd-Frank Act.

Code of Ethics

The Bancorp has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of the Bancorp’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer, and controller. The Ethics Code is posted on the Bancorp’s website at www.ibankpeoples.com. The Bancorp intends to disclose any waivers of the Ethics Code for directors or executive officers of the Bancorp and any amendments to the Ethics Code by posting such waivers and amendments on its website.

Stock Ownership Guidelines

The Bancorp’s Board has adopted stock ownership guidelines (the “Stock Ownership Guidelines”), which require that each director serving on the Board and each executive officer of the Bancorp attain and maintain a level of ownership of shares of the Bancorp’s Common Stock having a value at least equal to the ownership thresholds specified in the Stock Ownership Guidelines. Each director and executive officer must satisfy his or her applicable minimum ownership level of the Bancorp’s Common Stock within five years of becoming subject to the Stock Ownership Guidelines.

Position	Minimum Ownership Level
Chief Executive Officer	3x annual base salary
All Other Executive Officers	1x annual base salary
Non-Employee Directors	$100,000 in market value

Shares of the Bancorp’s Common Stock that count toward satisfaction of the minimum ownership thresholds in the Stock Ownership Guidelines include: (i) shares beneficially owned by the director or executive officer (including shares held by his or her immediate family members or held in trust for the benefit of the director or executive officer or his or her immediate family members), including shares held in the Profit Sharing Plan and other retirement accounts or deferred compensation plans, and shares held indirectly through partnerships, trusts, or other entities to the extent the director or executive officer has an economic interest in such shares; (ii) shares of time-based restricted stock (whether vested or unvested); and (iii) shares of performance based restricted stock, but only upon the certification of the achievement of the applicable performance goals.

Each director and executive officer who is the recipient of the Bancorp’s Common Stock upon the vesting of an award under the 2015 Plan, the 2025 Omnibus Plan, or any other stock incentive program of the Company must hold 100% of those shares for at least one year from the date of vesting, in addition to any retention period required as a vesting condition. Further, after expiration of one year from the date of vesting, each director and executive officer must continue to retain at least 75% of the net shares of the Bancorp’s Common Stock acquired on vesting of restricted stock, restricted stock units, performance shares, or on exercise of stock options until he or she is in compliance with the minimum ownership level in the Stock Ownership Guidelines. However, a director or executive officer may sell the Bancorp’s Common Stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability, or on vesting of other equity incentive awards for the limited purpose of paying any applicable tax liability.

In the event that the Stock Ownership Guidelines place a financial hardship on any director or executive, the Nominating and Corporate Governance Committee may, in its discretion, develop an alternative stock ownership guideline for such director or executive officer that reflects the intention of the Stock Ownership Guidelines and the director or executive officer’s personal circumstances. The Nominating and Corporate Governance Committee may also, in its discretion, consider exceptions for charitable gifts, estate planning transactions, and certain other limited circumstances.

If a director or executive officer fails to comply with the Stock Ownership Guidelines, the Nominating and Corporate Governance Committee may take any action it deems advisable, including but not limited to, payment of future annual or long-term cash incentives in the form of shares of restricted stock or reduced future equity compensation awards.

EXECUTIVE COMPENSATION

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for 2025 and 2024:

Summary Compensation Table for 2025

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Benjamin J. Bochnowski	2025	$416,146	–	$32,868	$31,672	$480,686
President and Chief Executive Officer	2024	$431,276	$44,105	–	$32,856	$508,236

Robert T. Lowry	2025	$275,774	$5,250	$15,566	$30,205	$326,795
Executive Vice President, Chief Operating Officer	2024	$269,394	$47,755	$25,885	$30,378	$373,412

Todd M. Scheub	2025	$316,113	$6,849	$21,411	$27,864	$372,237
Executive Vice President, Chief Revenue Officer; President of Peoples Bank	2024	$312,738	$24,713	$35,606	$28,138	$401,195

Benjamin L. Schmitt	2025	$250,169	$4,690	$14,120	$20,537	$289,516
Executive Vice President, Chief Financial Officer and Treasurer	2024	$248,942	$58,746	$23,482	$12,101	$343,271

(1)

Includes any amounts earned but deferred, including amounts deferred under the Bank’s 401(k) Plan. Executive officers of the Bancorp who serve as directors do not receive director fees. The amounts in this column also include cash earned in lieu of 2024 and 2025 vacation days on behalf of Messrs. Bochnowski, Lowry, Scheub, and Schmitt in the amounts of $7,852, $5,067, $5,808, and $4,596, respectively, for 2025.

(2)

Amounts reflected in this column for 2025 relate to 197, 257 and 176 shares of restricted stock issued to each of Messrs. Lowry, Scheub and Schmitt, respectively, on February 14, 2025 in satisfaction of the award payout under the Special 2024 Mid-Year Strategic Incentive Program. The amounts reflected in this column are the aggregate grant date fair market value of such stock awards calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2025, included in the Bancorp’s Annual Report on Form 10-K for 2025, and in footnote 10 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2024, included in the Bancorp’s Annual Report on Form 10-K for 2024.

(3)

For 2025, the amounts in this column represent the dollar value of all amounts earned in respect of services performed during 2025 upon the satisfaction of specified performance criteria pursuant to the Bancorp’s 2025 Executive Incentive Plan (the “Executive Incentive Plan”), whether or not paid to the Named Executive Officer. For a description of the Executive Incentive Plan, see “2025 Executive Incentive Plan” beginning on page 18 below.

(4)

“All Other Compensation” includes, for the personal benefit of the Named Executive Officers, split dollar plan life insurance premiums paid for benefits on their lives in the amounts of $149, $224, and $143 for 2025 for Messrs. Bochnowski, Lowry, and Scheub, respectively. Such amount also includes dividends paid on restricted stock awards to Messrs. Bochnowski, Lowry, Scheub, and Schmitt in the amounts of $1,131, $1,142, $830, and $948 for 2025, respectively. Such amount also includes 401(k) matching contributions in the amounts of $10,500, $7,198, $9,280, and $2,524 for 2025 for Messrs. Bochnowski, Lowry, Scheub, and Schmitt, respectively. Such amount also includes the following perquisites provided to the Named Executive Officers for 2025: B. Bochnowski – auto expenses ($16,868), phone expenses ($1,320), and long-term and short-term disability and life insurance premiums for standard bank benefits ($1,705); R. Lowry – auto expenses ($18,615), phone expenses ($1,320), and long-term and short-term disability and life insurance premiums for standard bank benefits ($1,705); T. Scheub – auto expenses ($14,586), phone expenses ($1,320), and long-term and short-term disability and life insurance premiums for standard bank benefits ($1,705); and B. Schmitt – auto expenses ($14,040), phone expenses ($1,320), and long-term and short-term disability and life insurance premiums for standard bank benefits ($1,705).

2025 Omnibus Plan

The Board of Directors adopted the 2025 Omnibus Equity Incentive Plan (the “2025 Omnibus Plan”) on March 21, 2025, and the plan was approved by our shareholders at the 2025 Annual Meeting of Shareholders held on May 22, 2025.

The maximum number of shares of common stock cumulatively available for issuance under the 2025 Omnibus Plan is 270,727 shares, subject to adjustment in accordance with the terms of the 2025 Omnibus Plan. As of April 3, 2026, 9,273 shares of restricted stock were outstanding under the 2025 Omnibus Plan.

The 2025 Omnibus Plan provides that the Compensation and Benefits Committee may grant any or all of the following types of awards to eligible participants: (i) incentive stock options; (ii) non-qualified stock options; (iii) restricted stock; (iv) unrestricted stock; (v) restricted stock units; (vi) performance shares; (vii) stock appreciation rights; and (viii) other share-based awards; or any combination of the foregoing. The Compensation and Benefits Committee has full authority, subject to the terms of the 2025 Omnibus Plan, to determine the types and amount of awards granted and the participants eligible to receive awards. The Compensation and Benefits Committee also has discretion to determine the vesting terms, either time-based or performance-based or a combination thereof, with respect to any particular award under the 2025 Omnibus Plan.

A restricted stock award means a grant of shares of Common Stock which have been contingently awarded to a participant subject to certain restrictions, as set forth in the plan and/or a written award agreement. The restricted stock award agreement will prescribe the number of shares covered by the award, the date of grant, the vesting period or conditions to vesting (including any performance goals), and any other terms and conditions as the Committee, in its discretion, may determine. The vesting conditions for restricted stock awards may be strictly time and service-based or may be performance-based, requiring attainment of performance goals. Unless the Compensation and Benefits Committee provides otherwise in the award agreement, a participant will have voting and dividend rights related to the restricted stock awarded. Restricted stock awards are generally non-transferable.

Except with respect to a change in control of the Bancorp, if a participant ceases to maintain continuous service to the Bancorp or its affiliates (whether as an employee, director, or consultant) for any reason (other than death, disability, or retirement), and unless the Compensation and Benefits Committee determines otherwise, all outstanding and unvested shares of restricted stock awarded to the participant will, upon termination of continuous service, be forfeited and returned to the Bancorp. If a participant ceases to maintain continuous service by reason of death, disability, or retirement, then, unless the Compensation and Benefits Committee determines otherwise, the restrictions with respect to a ratable portion of the shares of restricted stock (based on the portion of the restricted period during which the participant had continuous service with the Bancorp) will lapse and such shares will be free of restrictions.

2015 Stock Option and Incentive Plan

The Board of Directors adopted the 2015 Stock Option and Incentive Plan (the “2015 Plan”) on February 27, 2015, and the plan was approved by our shareholders at the 2015 Annual Meeting of Shareholders. With the adoption and approval of the 2025 Omnibus Plan, no further awards will be made under the 2015 Plan. However, as of April 3, 2026, 35,285 shares of restricted stock continue to be outstanding under and governed by the 2015 Plan.

2025 Executive Incentive Plan

Awards under the Executive Incentive Plan are made in the form of both cash bonuses and grants of time-based restricted stock. All awards of restricted stock under the Executive Incentive Plan for 2025 were granted pursuant to the 2025 Omnibus Plan. All of the Bancorp’s executive officers are eligible to participate in the Executive Incentive Plan.

For the cash bonus component of the Executive Incentive Plan, the plan uses a target bonus framework and provides for payouts at, above, or below target based on metrics set at the beginning of each year. Performance criteria and weightings are established annually by the Compensation and Benefits Committee and approved by the Board. Threshold, target, and maximum performance levels are set for each measure and can result in payouts ranging up to

150% of each officer’s target award opportunity. The Compensation and Benefits Committee may modify payouts up or down based on strategic and individual goals, as well as defined risk criteria, which are referred to in the plan as “modifiers.”

For 2025, the Committee selected return on assets, earnings per share, and efficiency ratio as the plan metrics and target award opportunities were 35% of base salary for the CEO, and 25% to 30% of base salary for all other executive officer participants. The Bancorp’s performance relative to the established quantitative metrics in 2025, as adjusted for the impact of certain non-core losses recorded in the fourth quarter in connection with strategic sales of securities, resulted in cash payouts at approximately 23% of each officer’s target bonus award.

For 2025, executive officer participants were also eligible to receive grants of time-based restricted stock under the 2025 Omnibus Plan based on the same performance criteria as the cash bonus component for the year ended December 31, 2025. These restricted stock grants were made at the minimum level of 25% of long-term incentive targets in February 2026 and are not reflected in the Summary Compensation Table (“SCT”) above. All of the Named Executive Officers, other than Mr. Lowry, had a target long-term incentive opportunity equal to 25% of base salary. Mr. Lowry had a target long-term incentive opportunity equal to 20% of base salary. As shown in the SCT above, restricted stock was awarded in February of 2025 to those Named Executive Officers other than Mr. Bochnowski under a mid-year performance plan established earlier in 2024. The shares become fully vested three years from the grant date of the award. No equity awards were made in 2025 to executive officers based on full year 2024 performance as the Board determined it was appropriate to consider the level of core profitability without the impact of the 2024 sale-leaseback transaction.

The Executive Incentive Plan contains a “clawback” provision, which provides that in the event within three years of an incentive payout the Bancorp is required to prepare an accounting revision or restatement or determined that the incentives were paid based on inaccurate performance metric results, the Compensation and Benefits Committee will determine whether a clawback of the incentives is appropriate. Revised or corrected financial statements, in addition to restated financials, can be considered by the Compensation and Benefits Committee in determining whether a payout would have been reduced or whether any misconduct occurred. Additionally, in the event the Compensation and Benefits Committee determines that an incentive recipient engaged in fraud or intentional misconduct that resulted in significant financial and/or reputational harm to the Bancorp, the committee will determine whether it is appropriate to clawback any incentive compensation awarded during the preceding three years (including equity awards).

Employees’ Savings and Profit Sharing Plan

The Bank maintains an Employees’ Savings and Profit Sharing Plan and Trust for all employees who meet the plan qualifications. The Plan allows employees to make pre-tax contributions to the Plan, subject to the limitations imposed by Section 401(k) of the Code.

In addition, the Plan provides for the Bank to make matching contributions and discretionary profit sharing contributions. All such contributions are subject to review by the Compensation and Benefits Committee and approval by the Board. As currently designed, the Bank maintains an annual matching contribution of 50 cents per dollar up to 6% of an employee’s annual eligible compensation, for a maximum match of 3% of the employee’s annual eligible compensation. For the fiscal years ending December 31, 2024 and 2025, the Bank elected not to make discretionary profit sharing contributions to the Plan.

Group Medical and Insurance Coverage

Group medical and insurance coverage is a customary and competitive employment practice in the community banking industry. The Bank provides a selection of group medical insurance benefits for all full-time employees with employees selecting the type of coverage. The Bank encourages participation in a wellness program by providing a larger premium subsidy for employees who elect a wellness plan. For single employee coverage, the Bank pays 74% for plans with wellness and 65% without. For employees with dependents, the Bank pays 65% and 52%, respectively. The Bank also provides two separate life insurance and accidental death and dismemberment insurance benefits. All full-time employees receive a life insurance and accidental death and dismemberment insurance benefit equal to one-half of their annual salary the first of the month following 30 days of employment and, once they have completed one year of employment, 1,000 hours of service, and reached their 18th birthday, another life insurance and accidental death and dismemberment insurance benefit is provided on the first day of the month following the satisfaction of eligibility requirements that is equal to three times an employee’s salary to a maximum of $500,000.

The Bank’s non-employee directors who were active prior to January 1, 2024 also are provided the opportunity to participate in the medical and vision coverage under the Bank’s plan on the same terms as those applicable to employees. Ms. Garza is the only outside director who has elected both medical and vision coverage, while Mr. Gorelick has elected only vision coverage. No other outside director has elected these coverages. The Bancorp no longer offers this coverage to non-employee directors who were not active prior to January 1, 2024. Director participation in the medical and vision plans will end after the 2025 plan year.

BOLI Insurance

The Bank has invested in Bank Owned Life Insurance (BOLI) that insures selected executive officers, senior vice-presidents, and vice-presidents. A feature of this type of insurance may provide a split dollar benefit to each insured that is reviewed by the Compensation and Benefits Committee and approved by the Board. The personal benefit portion of premiums paid for executive officers is indicated in the Summary Compensation Table under the column “All Other Compensation.”

Unqualified Deferred Compensation Plan

The Bank adopted an Unqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in 1995. The Deferred Compensation Plan is designed to provide additional deferred compensation to key senior management employees of the Bank in order to recognize their substantial contributions to building shareholder value and to provide them with additional financial security as an inducement to remain with the Bank. The Compensation and Benefits Committee administers the plan.

The Deferred Compensation Plan provides that following the cessation of employment for any reason, the participant’s account is distributed to the participant or in the event of death, to the designated beneficiary in equal monthly installments over a five-year period unless the Bank’s Board of Directors approves an alternative form of payment at the request of the participant or beneficiary. Amounts credited to the participant’s account during each plan year shall earn interest at a rate which will be equivalent to the 2-year U.S. Treasury Bill rate provided by Goldman Sachs in effect during the month in which the Bank determines or reviews the appropriate interest rate for the Deferred Compensation Plan. The interest rate will be reset on the first business day of each month.

Currently, Mr. Benjamin Bochnowski is the only executive participating in the Deferred Compensation Plan.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table presents information on restricted stock held by the Named Executive Officers as of December 31, 2025:

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Date of Full Vesting of Stock Awards
Benjamin J. Bochnowski	1,815	$63,870	2/2/27

Robert T. Lowry	937 1,024 197	$32,973 $36,035 $6,932	2/2/27 6/12/27 2/14/28

Todd Scheub	1,017 257	$35,788 $9,044	2/2/27 2/14/28

Benjamin L. Schmitt	2,458 176	$86,497 $6,193	3/11/27 2/14/28

(1)	Represents shares of time-vested restricted stock that have a three-year cliff-vesting schedule based on continued employment.
(2)

The market value of these awards is determined by multiplying the number of shares by the closing market price of the Bancorp’s Common Stock on December 31, 2025 (the last trading day of 2025), which was $35.19 per share.

Agreements and Plans Providing for Payments Upon Termination or Change in Control

Payments Under Employment Agreements

The Bancorp has entered into agreements that will require the payment of compensation to two Named Executive Officers in the event of their termination of employment, change in responsibilities, or a change-in-control of the Bancorp. These agreements are discussed under the heading “Employment Agreements” below. Furthermore, if an employee is involuntarily terminated within 18 months following a change in control of the Bancorp, any remaining transfer restrictions with respect to stock awards he or she holds will lapse.

Finward Bancorp Executive Change in Control Severance Plan

The Bancorp maintains the Finward Bancorp Executive Change in Control Severance Plan (the “Severance Plan”). The participants under the Severance Plan (each, a “Participant”) include any full-time employee of the Bancorp who is a President, Chief Financial Officer, Chief Operating Officer, or Executive Vice President, and any other full-time employee of the Bancorp or the Bank who is recommended by the Chief Executive Officer of the Bancorp to the Compensation and Benefits Committee of the Bancorp’s Board of Directors to be a key employee who should be eligible to participate in the Severance Plan, and who, in each case, has at least three years of continuous employment and as of the date of the occurrence of a change in control does not have a separate written agreement with the Bancorp or the Bank providing for the payment of severance or other compensation following a change in control. With the exception of Messrs. Bochnowski and Scheub, all of the Bancorp’s other Named Executive Officers who are currently serving with the Bancorp are eligible participants in the Severance Plan. In addition, the non-executive officer employees of the Bancorp who have been recommended by the Chief Executive Officer and approved by the Compensation and Benefits Committee to participate in the Severance Plan are the (i) the Senior Vice President, Chief Risk Officer, General Counsel and Secretary; and (ii) Senior Vice President, Chief People Officer.

The Bancorp will provide a Participant with the payments and benefits set forth in the Severance Plan if (i) his or her employment is terminated by the Bancorp or the Bank (or any successor) without “cause” (as such term is defined in the Severance Plan) during the period beginning on the first occurrence of a “change in control” (as such term is defined in the Severance Plan) and lasting through the earlier of the Participant’s death, or the 18-month anniversary of the occurrence of the change in control (such period, the “Covered Period”); or (ii) both (A) an event of “good reason” (as such term is defined in the Severance Plan) occurs during the Covered Period, and (B) the Participant terminates his or her employment with the Bancorp or the Bank (or any successor) for such event of good reason within 60 calendar days following the date the Participant provides notice of good reason to the Bancorp (or successor) and after the Bancorp (or successor) has had an opportunity to cure such good reason.

The payments and benefits under the Severance Plan will include: (i) a cash severance payment equal to a certain multiple times the sum of (A) the Participant’s base salary in effect on the date of termination, or, if greater, in effect on the date of the change in control, plus (B) the greater of the actual annual cash bonus received by the Participant for the calendar year immediately preceding the calendar year in which termination occurs or the annual cash bonus that the Participant would have earned for the entire calendar year in which the termination occurs, at target level; (ii) a lump sum amount equal to 100% of the aggregate annual COBRA premium amounts (based on COBRA rates then in effect) for the medical and dental coverage that was being provided to the Participant and his or her spouse and eligible dependents as of the date of termination; and (iii) a lump sum amount equal to 100% of the annual premiums paid by the Bancorp in respect of the life insurance coverage provided for an active employee similarly situated to the Participant (based upon coverage and rates in effect on the date of the Participant’s termination). The multiple referenced in the preceding sentence will be 1.5 times with respect to payments to the Chief Financial Officer and Senior Vice President, Chief Risk Officer, General Counsel and Secretary, and one times for all other participants in the Severance Plan. The benefits are generally to be paid in a single lump sum, in cash, on the later of the 25th business day following the date of termination, or the fifth business day following the date the release required under the Severance Plan to be executed by the Participant in favor of the Bancorp and the Bank (or successor) becomes effective and irrevocable.

Employment Agreements

The Bancorp and the Bank are parties to two employment agreements, one with Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp and the Chief Executive Officer of the Bank and a Named Executive Officer of the Bancorp and the Bank, and the other with Todd M. Scheub, the Executive Vice President & Chief Revenue Officer of the Bancorp, President of the Bank, and a Named Executive Officer of the Bancorp. The terms of the employment agreements for Benjamin J. Bochnowski and Todd M. Scheub obligate the Bancorp to make certain payments to the applicable executive officer upon certain termination events, as described below. The Bancorp and the Bank maintain the employment agreements as a means of remaining competitive, aligning each such executive officer with shareholder interests in the event of a change in control, and providing income protection in the event of an involuntary loss of employment. A description of the material terms of each executive officer’s employment agreement is provided below.

Employment Agreement with Benjamin J. Bochnowski

2017 Employment Agreement

On August 1, 2017, the Bancorp and the Bank entered into an Employment Agreement with Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp and the Chief Executive Officer of the Bank, which was subsequently amended in 2018 and 2021 (as amended, the “2017 Employment Agreement”). On March 25, 2026, the Bancorp and the Bank entered into an amended and restated employment agreement with Mr. Bochnowski (described below), which supersedes and replaces the 2017 Employment Agreement. That said, the amounts paid to Mr. Bochnowski under the 2017 Employment Agreement are reflected in his compensation for 2025 and 2024 as disclosed in the Summary Compensation Table above. As a result, following is a description of the material terms of the 2017 Employment Agreement necessary to an understanding such compensation.

Under the 2017 Employment Agreement, Mr. Bochnowski received an annual base salary, subject to increases awarded by the Board of Directors. Mr. Bochnowski also was eligible to receive an annual cash performance bonus as set by the Board, he was eligible to participate in any equity-based incentive compensation plan or program approved by the Board from time to time, including the Bancorp’s 2025 Omnibus Plan, and he was entitled to customary fringe benefits and vacation leave. During the term of the 2017 Employment Agreement, the Bank continued to pay the premiums on life insurance policies insuring Mr. Bochnowski providing for current benefits of approximately $700,000.

March 2026 Amended and Restated Employment Agreement

On March 25, 2026, the Bancorp and the Bank entered into an amended and restated employment agreement with Mr. Bochnowski (the “2026 Employment Agreement”), which supersedes and replaces the 2017 Employment Agreement in its entirety. Under the 2026 Employment Agreement, Mr. Bochnowski continues to serve as the President and Chief Executive Officer of the Bancorp and the Chief Executive Officer of the Bank. The agreement provides for an annual base salary, annual cash bonus opportunity, an annual equity incentive award opportunity, as well as certain perquisites and participation in the Bancorp and Bank’s broad-based employee benefit plans.

The agreement also provides that, if Mr. Bochnowski is discharged without “cause” or he resigns for “good reason” (each as defined in the agreement), or in the event of his death, in each case other than during the two-year period after a change of control of the Bancorp or the Bank, then the Bank will pay Mr. Bochnowski, or his heirs or estate as the case may be, the following benefits: (i) any unused vacation, expense reimbursements, and other cash entitlements due to him as of the date of termination (the “Accrued Obligations”); (ii) a lump sum amount equal to two times his then-current base salary; (iii) group health plan continuation coverage under COBRA; (iv) payment of any pro-rata annual performance bonus for the year of termination based on actual achievement of established performance metrics; and (v) the cost of outplacement services. If Mr. Bochnowski is discharged without cause or he resigns for good reason during the two-year period after a change of control of the Bancorp or the Bank, then the Bank will pay Mr. Bochnowski the following benefits: (i) the Accrued Obligations; (ii) a lump sum amount equal to two and one-half times his “base compensation” (which is defined as the sum of (x) the greater of his then-current base salary or his base salary as of immediately prior to the change of control, plus (y) the greater of his target annual bonus for the year including the date of termination or his target annual bonus for the year including the day immediately preceding the effective date of the change of control); (iii) group health plan continuation coverage under COBRA; and (iv) the cost of outplacement services. In addition, the agreement provides that, in the event that the payments or benefits provided in connection with a change of control constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999, then Mr. Bochnowski’s payments shall be either (a) delivered in full, or (b) delivered as to such lesser extent as would result in no portion of such payments being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the excise tax, results in the receipt by Mr. Bochnowski on an after-tax basis of the greatest amount of payments, notwithstanding that all or some portion of such payments may be taxable under Section 4999. Also, the agreement provides for post-employment noncompetition restrictions that extend for a period of twelve months, and nonsolicitation restrictions that extend for a period of eighteen months, following any termination of employment.

Except as described above, the 2026 Employment Agreement contains terms substantially similar to the previously disclosed terms of the 2017 Employment Agreement.

Employment Agreement with Todd M. Scheub

On April 27, 2022, the Bancorp and the Bank entered into an Employment Agreement with Mr. Scheub. Under the employment agreement, Mr. Scheub serves as the President of the Bank, and the Executive Vice President & Chief Revenue Officer of the Bancorp. The agreement provides for an annual base salary, annual cash bonus opportunity, an annual equity incentive award opportunity, as well as certain perquisites and participation in the Bancorp and Bank’s broad-based employee benefit plans. The term of the employment agreement is for one year, which will be automatically renewed for additional one-year periods unless written notice of non-renewal is delivered by either party at least 60 days prior to the end of the initial or renewal term.

If Mr. Scheub’s employment terminates because he is discharged for “cause,” or because of his resignation without “good reason,” or in the event of his disability, each as more fully described in the agreement, the Bank will pay Mr. Scheub (i) his unpaid base salary through the date of termination; (ii) any unpaid bonus, incentive compensation, deferred compensation, and other cash compensation accrued as of the date of termination; and (iii) any unused vacation, expense reimbursements, and other cash entitlements due to him as of the date of termination (collectively, the “Scheub Accrued Obligations”). Such payments will be made in a lump sum in cash within 30 days after the date of termination, except that any bonus, deferred compensation, or incentive compensation will be determined and paid in accordance with the terms of the relevant plan as applicable to Mr. Scheub.
If Mr. Scheub is discharged without cause or he resigns for good reason, or in the event of his death, then the Bank will pay Mr. Scheub, or his heirs or estate as the case may be, (i) the Scheub Accrued Obligations; (ii) a lump sum amount equal to 1.5 times his then-current base salary and most recent annual bonus; (iii) continuation for 18 months of welfare benefits and senior executive perquisites at least equal to those that would have been provided if he remained employed during that period; and (iv) the cost of outplacement services. The foregoing payments and benefits are contingent upon Mr. Scheub executing an effective general release and waiver of claims acceptable to the Bancorp and the Bank.
The agreement provides that in the event of Mr. Scheub’s discharge without cause or resignation for good reason is in connection with a “change of control” (as defined in the agreement), the severance payment as it relates to Mr. Scheub’s annual bonus will be the most recent annual bonus received by Mr. Scheub prior to the change of control, and the benefits continuation provision of the agreement will be those benefits that were provided to Mr. Scheub immediately prior to the change of control; provided that, the foregoing provisions will not apply to the severance and benefits provisions above if the benefits Mr. Scheub would receive under those provisions would be greater without the application of the limitations described in this paragraph. In addition, in the event of a change of control, the Bank is to pay to Mr. Scheub all future premiums on the life insurance policies on Mr. Scheub’s life expected to become due before the end of the term of the employment agreement, subject to the payments terms as set forth above.
During a period of 18 months following his termination of employment with either the Bancorp or the Bank, Mr. Scheub may not solicit or induce any employees, customers, or prospective customers of the Bank to leave the Bank. Mr. Scheub also has agreed, for a period of 18 months following his date of termination, not to solicit, divert, or accept certain “competitive business” (as defined in the employment agreement) from certain customers and prospective customers of the Bank. In addition, Mr. Scheub is subject to confidentiality provisions protecting the Bancorp’s and Bank’s confidential business information from unauthorized disclosure.
Pay Versus Performance
The following table presents information relating to total compensation reported and paid to the Bancorp’s principal executive officer, the average of total compensation reported and paid to the Bancorp’s other Named Executive Officers, the Bancorp’s total shareholder return (“TSR”), and the Bancorp’s net income for the year presented.

Year	Summary Compensation Table Total for Principal Executive Officer (PEO)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)(2)	Value of Initial Fixed $100 Investment Based on Bancorp’s Total Shareholder Return	Net Income
2025	$480,686	$489,797	$329,516	$342,891	$126.47	$8,087,000
2024	$508,236	$486,200	$372,626	$367,747	$113.27	$12,130,000
2023	$468,536	$427,264	$273,273	$244,060	$72.62	$8,380,000

(1)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Mr. Benjamin J. Bochnowski and the average of the other Named Executive Officers as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
Accordingly, these dollar amounts do not reflect the actual amount of compensation earned by or paid to the Named Executive Officers during the applicable year. To calculate compensation actually paid (“CAP”), the following amounts were deducted from and added to SCT total compensation:
PEO SCT Total to CAP Reconciliation:

Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation (i)	SCT Total	Deductions from SCT Total (ii)	Additions to SCT Total (iii)	CAP
2025	$416,146	$32,868	$31,672	$480,686	–	$9,111	$489,797
2024	$431,276	–	$32,856	$508,236	$44,105	$22,069	$486,200
2023	$444,298	–	$24,238	$468,536	–	($41,272)	$427,264
Average
Non-PEO
NEOs SCT Total to CAP Reconciliation:

Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation (i)	SCT Total	Deductions from SCT Total (ii)	Additions to SCT Total (iii)	CAP
2025	$280,685	$17,032	$26,202	$329,516	$5,597	$18,972	$342,891
2024	$277,025	$28,324	$23,539	$372,626	$43,738	$38,859	$367,747
2023	$239,812	–	$25,751	$273,273	$7,710	($21,503)	$244,060

(i)	Reflects “All Other Compensation” reported in the SCT for each year shown.
(ii)
Represents the grant date fair value of equity-based awards granted each year and the incremental fair value of any equity award that was modified during each year, if any. We did not report a change in pension value for any of the years reflected in this table; therefore, a deduction from SCT total related to pension value is not needed.

(iii)	Reflects the value of equity calculated in accordance with the SEC methodology set forth in Regulation S-K Item 402(v)(2)(iii)(C) and 402(v)(8) for determining CAP for each year shown.

(2)
The
non-principal
executive officer NEOs reflected in the tables above represent the following individuals: (i) for 2025 and 2024, Robert T. Lowry, Todd M. Scheub, and Benjamin L. Schmitt; and (ii) for 2023, Robert T. Lowry, Todd M. Scheub, Peymon S. Torabi, and Leane E. Cerven.

Compensation Actually Paid and Total Shareholder Return (TSR)
While TSR is not a metric that is directly used in the Bancorp’s compensation programs at this time, it directly impacts the value of the long-term incentives granted to our NEOs. The amount of compensation actually paid to our PEO and the average amount of compensation actually paid to the non-principal
executive officer NEOs as a group are generally aligned with the Bancorp’s TSR over the three years presented in the table. This alignment exists primarily because (i) none of the NEOs earned non-equity
incentive plan compensation in 2023, but the
non-principal
executive officer NEOs did earn partial payouts in 2024; (ii) in January of 2024, the Board, after reviewing the Bancorp’s 2023 performance, agreed to increase the base salaries of all of the NEOs by 2.5%; and (iii) all of the NEOs received equity grants in 2024 and all of the non-principal
executive officer NEOs received equity grants during 2025. The combination of these factors contributed to an overall increase in the compensation actually paid to Mr. Bochnowski and the other non-principal executive officer NEOs over the three year period presented in the table, which aligns with the overall increase in the Bancorp’s TSR over this same period, with a slight decrease in the compensation actually paid to the other non-principal executive officer NEOs from 2024 to 2025.
In constructing the Bancorp’s executive compensation program, the Bancorp intends to continue to seek alignment of the interests of management with the long-term interests of the Bancorp’s shareholders.
Compensation Actually Paid and Net Income
Generally, the amount of compensation actually paid to Benjamin J. Bochnowski increased over the three-year period presented in the table, which is not in line with the Bancorp’s net income over this period. Alternatively, the compensation actually paid to the other non-principal executive officer NEOs increased then decreased over that same period, which is in line with the Bancorp’s net income over the same period. This was primarily the result of (i) none of the NEOs earning non-equity incentive plan compensation in 2023; (ii) in January of 2024, the Board, after reviewing the Bancorp’s 2023 performance, agreeing to increase the base salaries of all of the NEOs by 2.5%; (iii) for 2024, based on the Bancorp’s achievement of certain threshold performance goals established by the Compensation and Benefits Committee for 2024 under the Executive Incentive Plan, cash bonus incentives were earned by the non-principal executive officer NEOs in 2024; (iv) for 2025, based on the level of achievement of certain performance goals established by the Compensation and Benefits Committee for 2025 under the Executive Incentive Plan, a lower level of cash bonus incentives were earned by the non-principal executive officer NEOs in 2025 as compared to 2024; and (v) Mr. Bochnowski not receiving a cash incentive bonus in respect of 2024 but receiving a cash incentive bonus in respect of 2025. As further discussed in the section captioned “
2025 Executive Incentive Plan
” above, for the cash
bonus
component of the 2025 Executive Incentive Plan, the plan uses a target bonus framework and provides for payouts at, above, or below target based on the Bancorp’s results of return on assets, earnings per share, and efficiency ratio. Although net income levels will impact all three plan metrics, net income is not a metric that is directly used in the Bancorp’s compensation programs at this time.
Compensation of Directors for 2025
The following table provides information concerning the compensation paid to or earned by the members of the Bancorp’s Board of Directors (except for Mr. Benjamin Bochnowski, who does not receive director’s fees) for their service as directors for 2025, whether or not deferred:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Total ($)
Martin P. Alwin	$28,500	$11,991	$40,491
Carolyn M. Burke	$28,500	$11,991	$40,491
Jennifer R. Evans	$30,833	$11,991	$42,824
Danette Garza, J.D., CPA	$28,500	$11,991	$40,491
Joel Gorelick	$61,625	$11,991	$73,616
Amy W. Han, Ph.D.	$28,500	$11,991	$40,491
Robert E. Johnson, III	$32,625	$11,991	$44,616
Anthony M. Puntillo, D.D.S., M.S.D.	$32,042	$11,991	$44,033
James L. Wieser, J.D. (4)	$22,875	–	$22,875
Robert W. Youman	$32,042	$11,991	$44,033

(1)	Information on Mr. Benjamin Bochnowski, who is also a director, is included in the Summary Compensation Table above.
(2)
The amounts reflected in this column represent the aggregate grant date fair value of each stock award calculated
in accordance with FASB ASC Topic 718. For restricted stock awards, the grant date fair value is calculated by multiplying the number of shares by the closing price of the Bancorp’s Common Stock on the grant date. Under the Bancorp’s Director Compensation Policy, each non-employee
director will receive an equity award of the Bancorp’s Common Stock in an amount equal to approximately $12,000 for service provided during the prior fiscal year. The number of shares to be granted to each non-employee
director is calculated by dividing $12,000 by the closing market price of the Bancorp’s Common Stock on the date of grant, which was $27.63 per share on July 11, 2025. The Bancorp did not issue any fractional shares resulting from this calculation to the non-employee
directors. As a result, the Bancorp made awards under the 2025 Omnibus Plan on July 11, 2025, of 434 shares of Common Stock to each of the non-employee
directors, which will fully vest as of the date of the Annual Meeting. See the table on page 6 under the heading “
Proposal 1 – Election of Directors
” and the footnotes to that table for information regarding the number of shares of Common Stock held by each current director as of April 1, 2026.

(3)
As of December 31, 2025, the following directors had unvested shares of restricted stock: Mr. Alwin – 434 shares; Ms. Burke – 434 shares; Ms. Evans – 434 shares; Ms. Garza – 434 shares; Mr. Gorelick – 434 shares; Dr. Han – 434 shares; Mr. Johnson – 434 shares; Dr. Puntillo – 434 shares; and Mr. Youman – 434 shares.

(4)	Mr. Wieser retired from the Board of Directors upon the conclusion of the Annual Meeting of Shareholders on May 22, 2025.
The Compensation and Benefits Committee is responsible for approving, subject to review by the Board of Directors as a whole, the compensation program for our non-employee
directors. In that function, the Compensation and Benefits Committee considers market and peer company data regarding director compensation and evaluates the Bancorp’s director compensation practices in light of that data and the characteristics of the Bancorp as a whole, with the assistance of its compensation advisor.
On August 1, 2025, the Board, acting upon the recommendation of the Compensation and Benefits Committee, approved an updated
Non-Employee
Director Compensation Policy (the “Director Compensation

Policy”). Total cash fees paid to the
non-employee
directors for the year ended December 31, 2025, were $326,042 in the aggregate.
Under the Director Compensation Policy, each
non-employee
director receives an annual cash retainer of $28,500 for the director’s service on the Board. The independent Chairperson of the Board receives an additional cash retainer of $35,000 for his or her service on the Board. Each non-employee
director who serves as the chair of a committee, excluding the Executive Committee, receives an additional annual cash retainer of $5,000.
Each non-employee director may
elect to have all or a portion of his or her cash compensation deferred in accordance with the provisions of the Bancorp’s Amended Post 2004 Unfunded Deferred Compensation Plan for Directors. The Director Compensation Policy also provides that each non-employee
director receive an equity award of the Bancorp’s Common Stock in an amount equal to approximately $12,000 for service provided during the prior fiscal year. Such awards will be granted each year and vest as of the date of the following-year’s Annual Meeting of Shareholders.
The Director Compensation Policy further provided that each
non-employee
director active prior to January 1, 2024 was entitled to participate in medical and vision health insurance coverage under the Bancorp’s group health insurance plan on the same terms and conditions as those applicable to the Bancorp’s employees. Currently, only Ms. Garza and Mr. Gorelick have coverage, as the Bancorp no longer offers coverage to non-employee
directors who were not active prior to January 1, 2024. Director participation in the medical and vision plans will end after the 2025 plan year. In addition, all costs and expenses related to attendance at approved seminars/conferences are reimbursable by the Bancorp.
Post 2004 Unfunded Deferred Compensation Plan for the Directors of Peoples Bank
Each director of the Bank may elect on or before December 31 st
of any year to defer all or a portion of his or her annual director fees for succeeding calendar years. The rate of interest to be paid on deferred fees will be equal to the
2-year
U.S. Treasury Bill rate provided by Goldman Sachs in effect during the month in which the Bank determines or reviews the appropriate interest rate for the Plan. The interest rate will be reset on the first business day of each month. Currently no directors are deferring fees under this plan.
TRANSACTIONS WITH RELATED PERSONS
The Bank follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law authorizes the Bank to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to persons who are not executive officers, directors, or principal shareholders of the Bank. At present, the Bank offers loans to its executive officers, directors, principal shareholders, and employees at interest rates that are generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board. Loans to directors, executive officers, and their associates totaled approximately $5,924,095 or 3.4% of the Bancorp’s equity capital at December 31, 2025. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than normal risk of collectability or present other unfavorable features. Except as otherwise described above, neither the Bancorp nor any of its subsidiaries entered into any transaction with any related person during the fiscal years ended December 31, 2025 and 2024 that is required to be disclosed pursuant to Regulation
S-K,
Item 404.
AUDIT COMMITTEE REPORT
We have reviewed and discussed with management the Bancorp’s audited financial statements as of and for the year ended December 31, 2025. We have discussed with the Bancorp’s independent registered public accounting firm, Forvis Mazars, LLP, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. We have also received and reviewed the written disclosures and the letter from Forvis Mazars, LLP, required by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees overseeing independence, and have discussed with the independent registered public accounting firm the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025.

We have also concluded that the provision by Forvis Mazars, LLP of services to the Bancorp and the Bank during 2025 is compatible with maintaining the auditors’ independence.

This Report is respectfully submitted by the Audit Committee of the Bancorp’s Board of Directors.

Audit Committee Members

Robert W. Youman (Chair)

Martin P. Alwin

Carolyn M. Burke

Danette Garza

Anthony M. Puntillo

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Forvis Mazars, LLP (“Forvis Mazars”), an independent registered public accounting firm, to be its auditors for the year ending December 31, 2026, subject to ratification by shareholders. Forvis Mazars has served as our independent registered public accounting firm since 2021.

Forvis Mazars audited the Bancorp’s financial statements for the year ended December 31, 2025. A representative of Forvis Mazars is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Required Shareholder Approval

For the appointment of Forvis Mazars as the Bancorp’s auditors for the fiscal year ending December 31, 2026, to be ratified, more votes must be cast by holders of shares of the Bancorp’s Common Stock in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” ratification of the appointment of Forvis Mazars as the Bancorp’s independent registered public accounting firm. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their proxy cards.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SERVICES AND FEES

The Bancorp incurred the following fees for services performed by Forvis Mazars in the fiscal years ended December 31, 2025 and 2024:

Audit Fees

Fees for professional services provided in connection with the audit of the Bancorp’s annual financial statements and review of financial statements included in the Bancorp’s Forms 10-Q were $699,991 for 2025 and $677,950 for 2024.

Audit Related Fees

There were no fees for audit-related services paid to Forvis Mazars in fiscal years 2025 or 2024.

Tax Fees

There were no tax fees paid to Forvis Mazars in fiscal years 2025 or 2024.

All Other Fees

No fees were paid in fiscal years 2025 or 2024 for other permissible services that do not fall within the above categories, including regulatory accounting and reporting compliance.

Preapproval Policy

The Audit Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent auditor that exceed $30,000. These services may include audit services, audit related services, tax services, and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this preapproval, and the fees for the services performed to date. The Audit Committee may also preapprove particular services on a case by case basis.

For fiscal year 2025, there were no non-audit services which required preapproval by the Audit Committee.

PROPOSAL 3 – ADVISORY VOTE ON COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Background

As required under the Dodd-Frank Act, our Board of Directors is submitting a “Say on Pay” proposal for shareholder consideration. While the vote on executive compensation is non-binding and solely advisory in nature, our Board of Directors and the Compensation and Benefits Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

In addition to the Say on Pay proposal for the approval of the compensation of the Bancorp’s Named Executive Officers, the Dodd-Frank Act also requires the Bancorp to separately seek, once every six years, shareholder approval of how often the Bancorp will seek advisory approval of the Named Executive Officers’ compensation (referred to as the frequency vote). The Dodd-Frank Act requires that the Bancorp present every one, two, or three years, or abstain, as voting alternatives for shareholders with respect to the frequency vote. In the Bancorp’s proxy statement for the 2024 Annual Meeting of Shareholders, the Board recommended that shareholders vote for a non-binding advisory frequency vote on the compensation of our Named Executive Officers be held every year. The option receiving the greatest number of shareholder votes at the 2024 Annual Meeting of Shareholders was for a non-binding advisory frequency vote every year, which the Board considered and has determined to follow. The Board expects to continue this practice of holding an annual advisory vote with respect to the compensation of our Named Executive Officers for the foreseeable future. The next advisory frequency vote is expected to occur at our 2030 annual meeting of shareholders.

Objectives of Executive Compensation Program. The objectives of the Compensation and Benefits Committee with respect to executive compensation are the following:

(1)	Award compensation that is appropriate for the Bancorp in light of all relevant circumstances and provides incentives that further the Bancorp’s long-term strategic objectives;

(2)	Maintain compensation programs that are consistent with the culture of the Bancorp and the overall goal of enhancing shareholder value;

(3)	Avoid cash compensation and equity and non-equity incentive compensation structures that encourage excessive risk-taking and appropriately mitigate risks by effective controls and oversight;

(4)	Attract and retain key management personnel and motivate management to achieve the Bancorp’s corporate goals and strategies; and

(5)	Align the interests of management with the long-term interests of the Bancorp’s shareholders.

Over the past several years, the Bancorp’s profitability ratios have been impacted by the challenges of the rapid interest rate increases during 2022-2023 due to its balance sheet structure and mix of earning assets, and management has been focused on improving core profitability. For the twelve months ended December 31, 2023, the Bancorp reported net income of $8.4 million, representing $1.96 in earnings per basic and diluted share. Net income decreased by $6.7 million or 44.4% from the twelve months ended December 31, 2022. For the twelve months ended December 31, 2024, the Bancorp reported net income of $12.1 million, representing $2.85 in earnings per basic share and $2.84 in earnings per diluted share, primarily due to the gain on sale from a sale-leaseback transaction which resulted in a pre-tax non-interest income gain of approximately $11.8 million. While increased yields on the Bancorp’s loan portfolio and reduced deposit and borrowing costs as a result of the Federal Reserve’s reduction of federal funds rates during 2024 benefitted net interest income, higher non-interest expenses related to enhancements to regulatory compliance systems and other platform improvements reduced core profitability. For the twelve months ended December 31, 2025, the Bancorp reported net income of $8.1 million, representing $1.89 in earnings per basic share and $1.88 in earnings per diluted share. Net income decreased by $4.0 million or 33.3% from the twelve months ended December 31, 2024, in part due to the one-time gain on sale-leaseback in 2024 as well as strategic sales of securities that generated losses in 2025, while the Bancorp experienced improved core results from higher net interest income and reductions in credit costs from continued strong credit quality.

The Compensation and Benefits Committee has adopted a balanced approach to executive compensation, consistent with best practices, in an effort to incentivize management to drive the Bancorp’s performance and strategic goals, while aligning executive pay with the interests of shareholders. The Bancorp’s executive compensation practices are governed by the Compensation and Benefits Committee, which is comprised of independent directors, and by direct Board oversight. Over the past year, executive compensation decisions included the following:

•

In January of 2025, the Board, acting upon the recommendation of Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp, and the Compensation and Benefits Committee, and after reviewing the Bancorp’s 2024 performance, agreed to increase the base salaries of the executive officers other than the Chief Executive Officer by 2.75%.

•

In January of 2025, the Board, acting upon the recommendation of the Compensation and Benefits Committee, and after reviewing the Bancorp’s 2024 performance, determined not to increase the base salary of Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp.

•

In January of 2026, the Board, acting upon the recommendation of Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp, and the Compensation and Benefits Committee, and after reviewing the Bancorp’s 2025 performance, agreed to increase the base salaries of the executive officers other than the Chief Operating Officer by 3%.

•

In January of 2026, the Board, acting upon the recommendation of the Compensation and Benefits Committee, and after reviewing the Bancorp’s 2025 performance, approved a 3% increase in the base salary of Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp, noting that the last salary adjustment for him was in 2024.

•

The Compensation and Benefits Committee reviews the compensation of the Bancorp’s President and Chief Executive Officer and his direct reports annually. The Compensation and Benefits Committee Charter authorizes the hiring by the committee members of independent advisors, including attorneys, to assist the Committee in carrying out its responsibilities. To further align the executives’ interests with those of the Bancorp’s shareholders and the long-term business objectives of the Bancorp, the Compensation and Benefits Committee engaged the services of Meridian in June 2025 to assist it with an assessment of the Bancorp’s executive compensation plans.

•

The Bancorp manages its long-term equity incentive awards program responsibly and conservatively. Under the Executive Incentive Plan, restricted stock awards in the form of common equity with a three year cliff-vesting period align management’s interests with those of the Bancorp’s shareholders. For 2025, the Compensation and Benefits Committee set the target long-term equity incentive opportunity at 25% of base salary for the Chief Executive Officer, Chief Financial Officer, and President of Peoples Bank and 20% of base salary for the Bancorp’s Chief Operating Officer. Grants under the Executive Incentive Plan become fully vested three years from the grant date of the award.

•

In January 2026, the Compensation and Benefits Committee certified the performance results under the 2025 Executive Incentive Plan based on the Bancorp’s 2025 return on assets, earnings per share growth, and efficiency ratio adjusted to reduce the impact of non-core losses from strategic securities sales undertaken in the fourth quarter of 2025. For 2025, the performance-based cash incentive payout awards under the Executive Incentive Plan as approved by the Bancorp’s Board, based on the recommendation of the Compensation and Benefits Committee, were $32,868 for Mr. Bochnowski, $15,566 for Mr. Lowry, $21,411 for Mr. Scheub, and $14,120 for Mr. Schmitt. These amounts represented approximately 23% of each executive’s target bonus opportunity. These awards are set forth in the Non-Equity Incentive Plan Compensation column of the 2025 Summary Compensation Table on page 17 above.

•

Based on the core performance of the Bancorp in 2024, no restricted stock grants were awarded to the Bancorp’s executive officers in 2025, other than an aggregate of 630 shares of restricted stock granted in February 2025 rewarded to those other than the Chief Executive Officer under a special program adopted in 2024 to promote stability and retention of the Bancorp’s executive management team and to drive performance on key priorities. For 2025, target long-term equity compensation incentive opportunities were 25% of base salary for the Chief Executive Officer, Chief Financial Officer, and President of Peoples Bank, and 20% of base salary for the Chief Operating Officer. On January 30, 2026, based on 2025 core performance results, the Board approved restricted stock awards to the Bancorp’s executive officers at minimum levels, which represented 25% of their target equity award levels. In this regard, the Bancorp made awards under the Executive Incentive Plan on February 25, 2026 of 697 shares, 369 shares, 529 shares, and 419 shares of restricted stock with three-year cliff vesting to Messrs. Bochnowski, Lowry, Scheub, and Schmitt, respectively.

•

In March 2026, the Board determined to add a performance share component to its long-term incentive compensation program for senior executives to condition a more significant portion of compensation packages to achievement of improved corporate profitability. Vesting of the performance shares will be based on the achievement of annual ROAA goals over the three-year performance period of 2026-2028. Awards earned upon the achievement of the annual performance goals will cliff-vest at the conclusion of the three-year performance period. Awards will be earned upon achievement of certain threshold, target, and maximum levels, with awards interpolated between the levels. Adding the performance shares component is intended to further enhance the alignment of management’s and shareholders’ interests, drive shareholder value creation, further incentivize management performance, and enhance the market competitiveness of the Bancorp’s executive compensation program.

•	No incentive stock options have been granted to any executive officer since 2009.

•

The Bancorp’s insider trading policy prohibits hedging transactions by its directors, officers, and employees, and the Bancorp’s Executive Incentive Plan contains a “clawback” provision that requires executives to reimburse amounts received under the Plan in the event the Bancorp is required to prepare an accounting restatement within three years of payout.

Over this period, the Bancorp has been able to retain key executives who believe in the long-term prospects of the Bancorp and are willing to tie their compensation to achieving the performance goals established by the Compensation and Benefits Committee.

The Board of Directors believes the Bancorp’s compensation programs are well tailored to recruit and retain key executives and drive shareholder value.

Please review this proxy statement and consider the following proposal:

“RESOLVED, that the Bancorp’s shareholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Bancorp’s Proxy Statement for the 2026 Annual Meeting of Shareholders, including the compensation set forth or described in the 2025 Summary Compensation Table and the other related tables and disclosures.”

Required Shareholder Approval

For the non-binding advisory resolution relating to the compensation of the Bancorp’s Named Executive Officers to be approved, more votes must be cast by the holders of shares of the Bancorp’s Common Stock in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Bancorp’s Named Executive Officers. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their proxy cards.

DELINQUENT SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Bancorp’s directors and executive officers, and owners of more than 10 percent of the Bancorp’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Bancorp. Based on a review of filings made on behalf of directors and officers with the Securities and Exchange Commission and written representations from directors and officers that no other reports are required for the year ended December 31, 2025, all of the Bancorp’s executive officers, directors, and 10 percent shareholders complied with the requirements of Section 16(a) in a timely manner during 2025, except for the following late Form 4 filings: (i) three Form 4s filed on behalf of Carolyn M. Burke on February 10, February 28, and July 18, 2025 involving one transaction each that occurred during February (for the first two transactions) and July (for the last transaction) 2025; (ii) two Form 4s filed on behalf of Benjamin J. Bochnowski on February 28 and March 12, 2025 involving one transaction each that occurred during February and March 2025, respectively; (iii) two Form 4s filed on behalf of Todd M. Scheub on February 28 and May 14, 2025 involving three transactions that occurred during February (for the first two transactions) and April (for the last transaction) 2025, respectively; (iv) a Form 4 filed on behalf of Robert T. Lowry on February 28, 2025 involving two transactions that occurred during February 2025; (v) a Form 4 filed on behalf of Benjamin L. Schmitt on February 28, 2025 involving one transaction that occurred during February 2025; (vi) a Form 4 filed on behalf of Martin P. Alwin on July 18, 2025 involving one transaction that occurred during July 2025; (vii) a Form 4 (which was first incorrectly filed as a Form 3) filed on behalf of Jennifer Evans on July 18, 2025 involving one transaction that occurred during July 2025; (viii) a Form 4 filed on behalf of Robert W. Youman on July 18, 2025 involving one transaction that occurred during July 2025; (ix) a Form 4 filed on behalf of Amy W. Han on July 18, 2025 involving one transaction that occurred during July 2025; (x) a Form 4 filed on behalf of Anthony M. Puntillo on July 25, 2025 involving one transaction that occurred during July 2025; (xi) a Form 4 filed on behalf of Joel Gorelick on July 25, 2025 involving one transaction that occurred during July 2025; and (xii) a Form 4 filed on behalf of Danette Garza on April 1, 2026 involving one transaction that occurred in July 2025.

SHAREHOLDER PROPOSALS

If a shareholder wishes to submit a proposal for consideration at the 2027 Annual Meeting of the Bancorp’s Shareholders and wants that proposal included in the proxy statement and form of proxy relating to that meeting, the shareholder must deliver written notice of the proposal to the Secretary of the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321, and the notice must be received at this address no later than December 3, 2026 (which is 120 calendar days before the corresponding date in 2027 that the Bancorp’s proxy statement was released to shareholders in connection with the 2026 Annual Meeting of the Bancorp’s Shareholders). Any such proposal will be subject to the requirements of the proxy rules under the Exchange Act and, as with any shareholder proposal (regardless of whether included in the Bancorp’s proxy materials), the Bancorp’s articles of incorporation, by-laws and Indiana law.

If a shareholder wishes to submit a proposal for consideration at the 2027 Annual Meeting of Shareholders, or if shareholder wishes to nominate a candidate for election to the Board, but not for inclusion in the Bancorp’s proxy statement and form of proxy, the Bancorp’s By-Laws require the shareholder to provide the Bancorp with written notice of such proposal or nomination no less than 90 days, nor more than 120 days, prior to the first anniversary of the 2026 Annual Meeting (in the event that the date of the 2027 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 30 days after such anniversary date, the shareholder must provide the Bancorp with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, prior to the meeting date or, if later, the 10th day following the first public announcement of the date of the 2027 Annual Meeting of Shareholders). Such notice must be sent to the Corporate Secretary of the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321.

Shareholders who wish to recommend a director candidate should submit the candidate’s name and background information in writing to the Bancorp’s Corporate Secretary at 9204 Columbia Avenue, Munster, Indiana 46321. Nominating shareholders and director nominees must satisfy the requirements set forth in our By-Laws (including the additional information required by Rule 14a-19 under the Exchange Act).

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding” for those registered shareholders who consent to this procedure by either checking “Yes” in the “householding election” on the proxy card that accompanies this mailing or by notifying us at the address or phone number below. If you consent to this procedure, multiple shareholders who share the same address who consent to “householding” will receive only one copy of the Bancorp’s annual report and proxy statement (“Proxy Materials”), but each shareholder will continue to receive a separate proxy card. We have undertaken householding to reduce our printing costs and postage fees. Householding also is environmentally friendly and creates less paper for participating shareholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

If you have consented to householding, you will receive or continue to receive a single copy of the Proxy Materials for future meetings. However, if you decide you would prefer to receive again multiple copies of the Proxy Materials, upon your request, we will promptly provide you with additional copies. You may elect to receive multiple copies for a specific meeting or opt-out of householding for all future meetings. Requests to receive multiple copies of the Proxy Materials can be made at any time prior to thirty days before the mailing of Proxy Materials each year. You may request multiple copies by notifying us in writing to the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321, Attention: Shareholder Services, or by telephone at (219) 836-4400.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those described in the proxy statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this proxy statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Bancorp will bear the cost of the solicitation of proxies. The Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Bancorp may solicit proxies personally or by telephone without additional compensation.

We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope, or to vote by following the related internet or telephone voting instructions.

By Order of the Board of Directors

David J. Kwait Senior Vice President, Chief Risk Officer, General Counsel and Secretary

April 3, 2026

FINWARD BANCORP

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717-0718

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FNWD2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85726-P47381	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FINWARD BANCORP	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	All ☐	All ☐	Except ☐
1. Election of Directors

Nominees:

01) Benjamin J. Bochnowski
02) Robert E. Johnson III
03) Martin P. Alwin

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2. Proposal to ratify the appointment of Forvis Mazars, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2026.					☐	☐	☐

3. To approve, on a non-binding advisory basis, the executive compensation of the named executive officers included in the proxy statement for the Annual Meeting.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, 2025 Annual Report on Form 10-K of Finward Bancorp, and form of proxy for the Annual Meeting are available at www.proxyvote.com.

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V85727-P47381

FINWARD BANCORP

Annual Meeting of Shareholders

May 21, 2026 9:00 AM, CDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert T. Lowry and David J. Kwait, and each of them, as proxies, with full power of substitution in each, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of FINWARD BANCORP that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/FNWD2026 at 9:00 AM, CDT, on Thursday, May 21, 2026, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all nominees for Director, and FOR Proposals 2 and 3, and according to the judgment of the proxy with respect to any other matter that may be properly brought before the Annual Meeting.

The Notice of Annual Meeting of Shareholders and Proxy Statement, 2025 Annual Report on Form 10-K of Finward Bancorp, and form of proxy for the Annual Meeting are also available, without charge, at www.ibankpeoples.com, or from the SEC’s Website at www.sec.gov. You also may request a copy of these materials, without charge, at www.proxyvote.com. Please make your request no later than May 7, 2026 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials.

Continued and to be signed on reverse side